PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 19, 1997)

                                  $102,200,847
        OCWEN MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1997-OFS2
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

                                   LMAC, INC.
[LOGO]                       MORTGAGE LOAN SELLER

                             OCWEN FEDERAL BANK FSB
                                MASTER SERVICER


    The Series 1997-OFS2 Certificates will consist of three classes of certificates (collectively, the 'Certificates'), designated as (i) the Class A Certificates (the 'Class A Certificates'), (ii) the Class X Certificates (the 'Class X Certificates') and (iii) the Class R Certificates (the 'Residual Certificates'). The rights of the holders of the Class X Certificates and the Residual Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A Certificates to the extent described herein and in the Prospectus. Only the Class A Certificates are offered hereby.

    Distributions on the Class A Certificates will be made on the 25th day of each month or, if such day is not a business day, on the next succeeding business day, beginning in October 1997 (each, a 'Distribution Date'). As described more fully herein, interest payable with respect to each Distribution Date will accrue on the Class A Certificates during the period commencing on the immediately preceding Distribution Date (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date. Interest will be calculated, in the case of the Class A Certificates, on the basis of a 360-day year and the actual number of days in the applicable accrual period, and will be based on the then-outstanding Certificate Principal Balance of the Class A Certificates and the then-applicable Pass-Through Rate thereon, as reduced by certain interest shortfalls.

    On or before the date of issuance of the Certificates, the Depositor will obtain from Financial Security Assurance Inc. (the 'Certificate Insurer') a Financial Guaranty Insurance Policy relating to the Class A Certificates (the 'Policy') in favor of the Trustee. The Policy will provide coverage of the ultimate principal amount of, and interest due on, the Class A Certificates pursuant to the terms of the Policy.

                                                  (cover continued on next page)

                                   [Logo]

PROCEEDS OF THE ASSETS IN THE TRUST FUND AND PROCEEDS FROM THE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS A CERTIFICATES. THE CERTIFICATES DO NOT
      REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE
    MORTGAGE LOAN SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF
      THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE
          UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED
             BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                           -------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
       OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.
                            -------------------
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            -------------------
    PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER 'RISK FACTORS' BEGINNING ON PAGE S-17 OF THIS PROSPECTUS SUPPLEMENT.

                                           INITIAL
                                         CERTIFICATE       PASS-THROUGH         PRICE TO         UNDERWRITING        PROCEEDS TO
               CLASS                  PRINCIPAL BALANCE        RATE              PUBLIC            DISCOUNT         DEPOSITOR(1)
---------------------------------------------------------------------------------------------------------------------------------
Per Class A Certificate.............    $102,200,847         Variable             100%               0.29%             99.71%
=================================================================================================================================

(1) Before deducting expenses payable by the Depositor estimated to be $300,000.
                             -------------------
    The Class A Certificates are offered subject to prior sale, when, as and if issued by the Trust Fund and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the Same-Day Funds Settlement System of The Depository Trust Company, CEDEL S.A. and the Euroclear System against payment therefor in immediately available funds in New York, New York on or about September 25, 1997.
                            ------------------------
                              MERRILL LYNCH & CO.
                            ------------------------
         THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 11, 1997.

(cover continued)

    The Pass-Through Rate on the Class A Certificates is adjustable and will be calculated for each Distribution Date as described herein. The Pass-Through Rate for the first Distribution Date will be determined on the second business day preceding the Closing Date. Distributions in respect of principal of the Class A Certificates will be made as described herein under 'Description of the Certificates -- Principal Distributions on the Class A Certificates.'

    It is a condition of the issuance of the Class A Certificates that they be rated 'AAA' by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ('Standard & Poor's'), and 'Aaa' by Moody's Investors Service, Inc. ('Moody's').

    The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the 'Trust Fund') consisting primarily of a segregated pool (the 'Mortgage Pool') of conventional, one- to four-family, first lien mortgage loans having original terms to maturity ranging from 15 years to 30 years (the 'Mortgage Loans'). The Mortgage Loans were originated or acquired by Ocwen Financial Services, Inc. (the 'Originator') in the ordinary course of its business. LMAC, Inc. (the 'Mortgage Loan Seller'), a wholly-owned finance subsidiary of Ocwen Financial Services, Inc., will acquire the Mortgage Loans from Ocwen Financial Services, Inc. in a transaction contemporaneous with the transfer of the Mortgage Loans by the Mortgage Loan Seller to the Depositor. The Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase Agreement. The Trust Fund will be created pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1997 (the 'Agreement'), among the Depositor, Ocwen Federal Bank FSB, as Master Servicer, and Texas Commerce Bank National Association, as Trustee. The Mortgage Pool consists of fixed-rate Mortgage Loans ('Fixed Rate Mortgage Loans') having an aggregate principal balance as of September 1, 1997 (the 'Cut-off Date'), after application of scheduled payments due on or prior to the Cut-off Date whether or not received, of approximately $13,751,068, and adjustable-rate Mortgage Loans ('Adjustable Rate Mortgage Loans') having an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due on or prior to the Cut-off Date whether or not received, of approximately $88,449,778, in each case subject to a permitted variance as described herein under 'The Mortgage Pool.' Each Adjustable Rate Mortgage Loan provides for semiannual adjustment to the Mortgage Rate thereon based on six-month London interbank offered rates for United States dollar deposits (the 'Index') and for corresponding adjustments to the monthly payment amount due thereon, in each case subject to the limitations described herein; provided that in the case of 9.3% of the Adjustable Rate Mortgage Loans, the first adjustment for such Mortgage Loan will occur after an initial period of one year following origination, in the case of 73.2% of the Adjustable Rate Mortgage Loans, two years following origination, in the case of 0.8% of the Adjustable Rate Mortgage Loans, three years following origination, and in the case of 0.4% of the Adjustable Rate Mortgage Loans, five years following origination, each by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date. The Class A Certificates will initially have an aggregate Certificate Principal Balance equal to the sum of the aggregate principal balances as of the Cut-off Date of the Mortgage Loans.

    The Class A Certificates initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ('DTC'). The interests of beneficial owners of the Class A Certificates will be represented by book entries on the records of participating members of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's name on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Definitive Certificates will be available for the Class A Certificates only under the limited circumstances described herein. See 'Description of the Certificates -- Registration of the Class A Certificates' herein.

    THE YIELD TO MATURITY ON THE CLASS A CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND REPURCHASES) AND TO ADJUSTMENTS TO THE MORTGAGE RATES ON THE ADJUSTABLE RATE MORTGAGE LOANS. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME; HOWEVER, WITH RESPECT TO A MAJORITY OF THE MORTGAGE LOANS, A PREPAYMENT MAY SUBJECT THE RELATED MORTGAGOR TO A PREPAYMENT CHARGE. SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS DUE TO PREPAYMENTS WILL BE OFFSET BY THE MASTER SERVICER TO THE EXTENT DESCRIBED HEREIN. SEE 'SUMMARY OF PROSPECTUS SUPPLEMENT -- SPECIAL PREPAYMENT CONSIDERATIONS' AND ' -- SPECIAL YIELD CONSIDERATIONS' AND 'YIELD ON THE CERTIFICATES' HEREIN.

    As described herein, the Trust Fund will include three segregated asset pools, with respect to which elections will be made to treat each as a separate 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. The segregated pool comprised of the Mortgage Loans, all monies received on the Mortgage Loans after the Cut-off Date and any amounts on deposit in the Collection Account and Distribution Account from time to time shall be designated as a REMIC (the 'First Tier REMIC'), the segregated pool of assets consisting of the regular interests in the First Tier REMIC shall be designated as a separate REMIC (the 'Second Tier REMIC') and the segregated pool of assets consisting of the regular interests in the Second Tier REMIC shall be designated as a separate REMIC (the 'Master REMIC'). The Class A Certificates and the Class X Certificates will constitute 'regular interests' in the Master REMIC as described herein. For a description of certain tax consequences of owning the Class A Certificates, including, without limitation, original issue discount, see 'Federal Income Tax Consequences' herein and the Prospectus.

    Prior to their issuance, there has been no market for the Class A Certificates. There is no assurance that a market for the Class A Certificates will develop or, if it does develop, that it will provide the Certificateholders with liquidity or will continue for the life of the Class A Certificates. The Underwriter intends, but is not obligated, to make a market in the Class A Certificates. See 'Risk Factors' herein.

     As provided herein under "The Insurer,Incorporation of Certain Documents by Reference", the Depositor will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all financial statements incorporated herein by reference. Requests for such copies should be directed as provided under "The
Insurer, Incorporation of Certain Documents by Reference" herein.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Certificates. Such transactions may include stabilizing. For a description of these activities, see "Method of Distribution."

     THE CLASS A CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A PORTION OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED JUNE 19, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                          -----------------------------

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in the Prospectus Supplement and the accompanying Prospectus in connection with the offer contained in the Prospectus Supplement and the accompanying Prospectus, and, if given, such information or representations must not be relied upon as having been authorized by the Issuer, the Depositor or the Underwriter. This Prospectus Supplement and the accompanying Prospectus shall not constitute and offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of the Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

SUMMARY OF PROSPECTUS SUPPLEMENT

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Prospectus. An Index of Principal Definitions is included at the end of the Prospectus.

Title of Series.............  Ocwen Mortgage Loan Asset Backed Certificates,
                              Series 1997- OFS2 (the "Certificates").

                              The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a segregated pool (the "Mortgage Pool") of conventional one- to four-family, first lien mortgage loans (the "Mortgage Loans"). The Mortgage Pool consists of fixed-rate Mortgage Loans (the "Fixed Rate Mortgage Loans") having an aggregate principal balance as of September 1, 1997 (the "Cut-off Date"), after application of scheduled payments due on or prior to the Cut-off Date whether or not received, of approximately $13,751,068, and adjustable-rate Mortgage Loans (the "Adjustable Rate Mortgage Loans") having an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due on or prior to the Cut-off Date whether or not received, of approximately $88,449,778, in each case subject to a permitted variance as described herein under "The Mortgage Pool." The Certificates will consist of three classes of certificates, designated as (i) the Class A Certificates (the "Class A Certificates"), (ii) the Class X Certificates (the "Class X Certificates") and
                              (iii) the Class R-1, Class R-2 and Class R-3
                              Certificates (together, the "Class R Certificates" or the "Residual Certificates").

                              Only the Class A Certificates are offered hereby. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of September 1, 1997 (the "Agreement"), among the Depositor, the Master Servicer and the Trustee.

Offered Certificates........  The Class A Certificates will have an approximate aggregate initial Certificate Principal Balance of approximately $102,200,847. The Pass-Through Rate on the Class A Certificates is adjustable and is calculated as described under " -- Pass-Through Rate" herein. The Class A Certificates in the aggregate initially evidence an interest of 100% in the principal of the Trust Fund. The Class A Certificates will initially have an aggregate Certificate Principal Balance equal to the aggregate principal balance of the Mortgage Loans.

Subordinated Certificates...  The Class X Certificates and the Class R
                              Certificates (the Subordinated Certificates") are not offered hereby. Such Certificates initially will be held by the Mortgage Loan Seller.

Cut-off Date................  September 1, 1997.

Closing Date................  On or about September 25, 1997.

Final Maturity Date.........  September 25, 2027.

Depositor of Mortgage Loans.  Merrill Lynch Mortgage Investors, Inc., a Delaware
                              corporation and a wholly-owned, limited purpose subsidiary of Merrill Lynch Mortgage Capital Inc., which is a wholly owned indirect subsidiary of Merrill Lynch & Co., Inc. The Depositor is an affiliate of the Underwriter. Neither Merrill Lynch & Co., Inc. nor any of its affiliates, including the Depositor and the Underwriter, has insured or guaranteed the Certificates or the Mortgage Loans or is otherwise obligated in respect thereof. See "The Depositor" in the Prospectus.

Mortgage Loan Seller........  LMAC, Inc, a wholly-owned, limited purpose finance subsidiary of Ocwen Financial Services, Inc. Ocwen Financial Services, Inc. is a subsidiary of Ocwen Financial Corporation. See "The Mortgage
                              Pool -- Underwriting Standards; Representations" and "Pooling and Servicing Agreement -- The Master Servicer" herein.

Master Servicer.............  Ocwen Federal Bank FSB, a federally chartered savings bank. See "The Mortgage Pool
                              -- Underwriting Standards; Representations" and "Pooling and Servicing Agreement -- The Master Servicer" herein.

Trustee.....................  Texas Commerce Bank National Association, a
                              national banking association. See "Pooling and Servicing Agreement -- The Trustee" herein.

The Mortgage Pool
   General..................  The Mortgage Pool will consist of approximately
                              910 conventional, one- to four-family, fixed-rate and adjustable-rate Mortgage Loans secured by first liens on residential real properties (the "Mortgaged Properties"). The Mortgage Loans have original terms to maturity ranging from 15 years to 30 years. The Mortgage Pool consists of both Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans.

                              Approximately 164 of the mortgage loans are Fixed Rate Mortgage Loans having an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due on or prior to the Cutoff Date whether or not received, of approximately $13,751,068, subject to a permitted variance of plus or minus 5%. The Fixed Rate Mortgage Loans have annualized rates at which such Mortgage Loans bear interest ("Mortgage Rates") that are fixed and range from 8.000% per annum to 14.000% per annum, with a weighted average Mortgage Rate as of the Cut-off Date of approximately 10.433% per annum. As of the Cut-off Date, the Fixed Rate Mortgage Loans will have a weighted average remaining term to maturity of approximately 27 years and 3 months.

                              Approximately 746 of the Mortgage Loans are
                              Adjustable Rate Mortgage Loans having an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due on or prior to the Cut-off Date whether or not received, of approximately $88,449,778, subject to a permitted variance of plus or minus 5%.

                              Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that in the case of 9.3% of the Adjustable Rate Mortgage Loans, the first adjustment for such Mortgage Loan will occur after an initial period of one year following origination, in the case of 73.2% of the Mortgage Loans, two years following origination, in the case of 0.8% of the Mortgage Loans, three years following origination, and in the case of 0.4% of the Mortgage Loans, five years following origination, each by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date (each such Mortgage Loan described in the preceding proviso, a "Delayed First Adjustment Mortgage Loan"). On each Adjustment Date for each Adjustable Rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"), subject to periodic and lifetime limitations as described herein. See "The Mortgage Pool" herein. None of the Adjustable Rate Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

                              As of the Cut-off Date, the Adjustable Rate
                              Mortgage Loans have Mortgage Rates ranging from 6.380% per annum to 14.990% per annum, a weighted average Mortgage Rate of approximately 10.035% per annum, a weighted average next Adjustment Date in April 1999, Gross Margins ranging from 3.950% to 7.950% and a weighted average Gross Margin of approximately 5.905%. As of the Cut-off Date, the Adjustable Rate Mortgage Loans will have a weighted average remaining term to maturity of approximately 29 years and 11 months.

                              Seven of the Fixed Rate Mortgage Loans, comprising approximately 0.69% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, are Balloon Mortgage Loans. See "The Mortgage Pool" herein.

The Index...................  As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on each Adjustable Rate Mortgage Loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to such Adjustment Date or (ii) as of the first business day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note. See "The Mortgage Pool - The Index" herein.

Registration of Offered
  Certificates..............  Holders of the Class A Certificates may elect to hold their Class A Certificate interests through The Depository Trust Company ("DTC"), in the United States, or CEDEL S.A. ("CEDEL") or the

                              Euroclear System ("Euroclear"), in Europe.
                              Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries (collectively, the "Depositaries") of CEDEL or Euroclear, respectively, and each a participating member of DTC. The Class A Certificates will be initially registered in the name of CEDE & Co., the nominee of DTC. The interests of the Class A Certificateholders will be represented by book-entries on the records of DTC, its Participants and Indirect Participants for the benefit of the Class A Certificate Owners. Certificates representing the Class A Certificates will be issued in definitive form only under the limited circumstances described in the Prospectus. In the case of the Class A Certificates, all references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through DTC, CEDEL, Euroclear and participating members thereof, except as otherwise specified herein.

Pass-Through Rate...........  The Pass-Through Rate on the Class A Certificates
                              on each Distribution Date after the first
                              Distribution Date will be a rate per annum equal to the lesser of (i) One-Month LIBOR (as defined herein) plus 0.21%, in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans is reduced to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus 0.42% per annum, in the case of any Distribution Date thereafter and (ii) the weighted average of the Mortgage Rates on the Mortgage Loans as of the first day of the related Collection Period, less the Aggregate Expense Rate (the "Adjusted WAC Rate"). The "Aggregate Expense Rate" equals the sum of (a) the Servicing Fee Rate, (b) the Trustee Fee Rate, (c) the Insurance Premium Rate and (d) commencing on the sixth Distribution Date, 0.75% per annum. The sum of the Servicing Fee Rate, the Trustee Fee Rate and the Insurance Premium Rate will be approximately 0.71% per annum. For the first Distribution Date, the Pass-Through Rate on the Class A Certificates will be set two business days prior to the Closing Date.

                              As further described herein, with respect to any Distribution Date, to the extent that (a) the amount payable if clause (i) of the definition of Pass-Through Rate above is used to calculate interest exceeds (b) the Adjusted WAC Rate without giving effect to clause (d) in the preceding paragraph (the "Basis Risk Shortfall"), the holders of the Class A Certificates will be entitled to the amount of such Basis Risk Shortfall with interest thereon at the Pass-Through Rate for such Certificates applicable from time to time after certain distributions to the Insurer from a reserve fund (the "Basis Risk Reserve Fund") established pursuant to an agreement (the "Interest Rate Cap Agreement") entered into by the Mortgage Loan Seller which is secured by the Class X Certificates and payments thereon. Notwithstanding the preceding sentence, the amount of the Basis Risk Shortfall for any Distribution Date may not exceed the excess of (x) the amount payable at the Maximum Class A Pass-Through Rate over (y) the amount payable at the Adjusted WAC Rate. The "Unpaid Basis Risk Shortfall" for the Class A Certificates on any Distribution Date is equal to the aggregate of all Basis Risk Shortfalls for any previous Distribution Dates, together with interest thereon at the Pass-Through Rate, less all payments made to the holders of the Class A Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

                              The "Maximum Class A Pass-Through Rate" for any Distribution Date is a per annum rate equal to (i) the weighted average of the Mortgage Rates on the Fixed Rate Mortgage Loans and the Maximum Mortgage Rates (as defined herein) on the Adjustable Rate Mortgage Loans less (ii) the Aggregate Expense Rate.

Distributions, General......  The Collection Period with respect to any
                              Distribution Date is the calendar month
                              immediately preceding the month in which such Distribution Date occurs. The Determination Date with respect to any Distribution Date is on the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, then on the immediately preceding business day. The Interest Accrual Period for any Distribution Date and the Class A Certificates is the period commencing on the preceding Distribution Date (or, in the case of the first period, commencing on the Closing Date) and ending on the day immediately preceding the current Distribution Date, and all distributions of interest on the Class A Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. See "Description of the Certificates" herein.

Interest Distributions......  On each Distribution Date, holders of the Class A
                              Certificates will be entitled to receive interest distributions (the "Interest Distribution Amount") in an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance thereof at the then-applicable Pass-Through Rate, subject to reduction only in the event of shortfalls caused by the Relief Act (as defined herein). Notwithstanding the foregoing, if payments were not made as required under the Policy, additional interest shortfalls may be allocated to the Class A Certificates, as described herein. See "Description of the Certificates -- Interest Distributions" herein.

                              Principal Distributions Holders of the Class A Certificates will be entitled to receive on each Distribution Date an amount equal to the Principal Distribution Amount (as defined herein). The Principal Distribution Amount will include, to the extent of available funds from the Mortgage Pool and except as otherwise described herein, the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period to the extent received or advanced by the Master Servicer, all unscheduled amounts received in respect of the Mortgage Loans during the related Prepayment Period that are

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

                              allocable to principal (including proceeds of repurchases, prepayments, liquidations and insurance (excluding payments made under the Policy) and shortfalls relating to substitution) and certain other amounts described herein allocable to Realized Losses on the Mortgage Loans incurred during the related Collection Period, and will be adjusted as a result of the related required level of subordination, all as described herein. The "Due Period" with respect to any Disribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs. The "Prepayment Period" with respect to any Distribution Date is the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the day following the Cut-off
                              Date) and ending on the 15th day of the month in which such Distribution Date occurs.

                              In addition, on each Distribution Date, funds received as a result of a claim under the Policy in respect of the principal portion of Realized Losses allocated to the Class A Certificates will be distributed by or on behalf of the Trustee to the holders of the Class A Certificates. See "Description of the Certificates -- Financial Guaranty Insurance Policy" herein.

                              The Certificate Principal Balance of a Class A Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and
                              (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with the allocation of Realized Losses in the manner described herein.

                              The subordination and cash flow provisions of the Subordinated Certificates will, to the extent of available funds, result in a limited acceleration of the principal payments to the holders of the Class A Certificates to the extent the amount of overcollateralization provided by the Mortgage Pool is less than the then current related required amount. As of the Closing Date, the aggregate Certificate Principal Balance of the Class A Certificates will equal the aggregate principal balance as of the Cut-off Date of the Mortgage Loans, and therefore as of the Closing Date, the amount of overcollateralization provided by the Mortgage Pool will be zero, which is less than the required levels. The subordination provisions are more fully described under " -- Credit Enhancement" below and "Description of the Certificates -- Overcollateralization Provisions" herein. Such subordination provisions may have the effect of shortening the weighted average life of the Class A Certificates by increasing the rate at which principal is distributed to the Class A Certificateholders.

Credit Enhancement..........  The Credit Enhancement provided for the benefit of the Class A Certificateholders consists of the overcollateralization and the Policy, each as described below and herein.

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

                              Overcollateralization: As described above, as of the Closing Date, the aggregate Certificate Principal Balance of the Class A Certificates will equal the aggregate principal balance as of the Cut-off Date of the Mortgage Loans, and therefore as of the Closing Date, the amount of overcollateralization provided by the Mortgage Pool will be zero. However, the required level of overcollateralization for the Mortgage Pool is a level at which the principal balance of the Mortgage Loans would exceed the aggregate Certificate Principal Balance of the Class A Certificates by an amount equal to approximately 3.0% of the aggregate principal balance of the Mortgage Loans as of the Cutoff Date. Until the actual level of overcollateralization for the Mortgage Pool increases to the required level, to the extent of available funds, a temporary period of accelerated amortization of the Class A Certificates will occur.

                              The Agreement provides that, subject to certain trigger tests set forth therein, the required level of overcollateralization for the Mortgage Pool may increase or decrease over time. An increase would result in a further temporary period of accelerated amortization of the Class A Certificates to increase the actual level of overcollateralization to its increased required level; a decrease would result in a temporary period of decelerated amortization of the Class A Certificates to achieve an actual level of overcollateralization equal to its decreased required level. See "Description of the Certificates -- Overcollateralization Provisions" herein.

                              The Financial Guaranty Insurance Policy: The Class A Certificates will be entitled to the benefit of a certificate guaranty insurance policy (the "Policy") to be issued by Financial Security Assurance Inc. (the "Insurer"), discussed more fully under " -- Financial Guaranty Insurance Policy" below. See also "Description of the Certificates" herein.

Financial Guaranty Insurance
  Policy....................  The Insurer will issue the Policy as a means of providing additional credit enhancement to the Class A Certificates. Under the Policy, the Insurer will irrevocably and unconditionally guarantee payment to the Trustee, for the benefit of the holders of the Class A Certificates, on each Distribution Date, as further described herein, of an amount that will cover any interest shortfalls (including Prepayment Interest Shortfalls but excluding shortfalls in respect of the Relief Act, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls) allocated to the Class A Certificates plus the principal portion of any Realized Losses allocated to the Class A Certificates. A payment by the Insurer under the Policy is referred to herein as an "Insured Payment." The Policy does not guarantee the holders of the Class A Certificates any specified rate of principal payments. See "Description of the Certificates -- Financial Guaranty Insurance Policy" herein.

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

Allocation of Losses;
  Subordination.............  Except as otherwise described herein, Realized
                              Losses on the Mortgage Loans will be allocated first to the Net Monthly Excess Cashflow (as defined herein), second in reduction of overcollateralization, if any, until the principal balance of the Mortgage Loans equals the Certificate Principal Balance, and third to the Class A Certificates, in each case to the extent described in "Description of the Certificates
                              -- Allocation of Losses; Subordination"
                              herein. Subject to the terms of the Policy, all Realized Losses allocated to the Class A Certificates will be covered by the Policy. See "Description of the Certificates -- Financial Guaranty Insurance Policy" herein.

                              Neither the Class A Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by the Depositor, the Master Servicer, the Trustee or any of their respective affiliates.

Monthly Advances;
  Compensating Interest.....  The Master Servicer will be obligated to make
                              Monthly Advances only to the extent that such Monthly Advances, in the Master Servicer's reasonable judgment, are recoverable from the related Mortgage Loan. Monthly Advances are recoverable from collections on the Mortgages Loans with respect to the related Loan Group or from Net Monthly Excess Cashflow. Monthly Advances will equal, on any Distribution Date (A) scheduled interest on the Mortgage Loans due and payable during the related Due Period but uncollected as of the related Determination Date (net of the Servicing Fee) and (B) principal due and payable on the Mortgage Loans during the related Due Period but uncollected as of the related Determination Date, other than a Balloon Payment. See " Description of the Certificates -- Monthly Advances" herein.

                              In addition, the Master Servicer will also be required to pay Compensating Interest with respect to any prepayment received on a Mortgage Loan during the related Prepayment Period as described herein under "Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses." The Master Servicer will not be required to pay Compensating Interest with respect to any Distribution Date in an amount in excess of one-half the Servicing Fee received by the Master Servicer for such Distribution Date.

Record Date.................  The Record Date for each Distribution Date will be the close of business on the last business day of the month preceding the month in which such Distribution Date occurs. See "Description of the Certificates -- General" herein.

Optional Termination........  At its option, the majority holder of the Residual
                              Certificates (or if such holder does not exercise such option, the Master Servicer or the Insurer) may purchase all of the Mortgage Loans, together with any properties in respect thereof acquired by the Trustee, and

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

                              thereby effect termination and early retirement of the Certificates, on any Distribution Date on which the aggregate principal balance of the Mortgage Loans and such properties remaining is 10% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the majority holder of the Residual Certificates or the Master Servicer or the Insurer exercises such option, the purchase price payable in connection therewith generally will be equal to par plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed, together with any amounts due to the Master Servicer for servicing compensation at the related Servicing Fee Rate. In the event the holder of the Residual Certificates or the Master Servicer or the Insurer exercises such option, the portion of the purchase price allocable to the Class A Certificates will be, to the extent of available funds (including funds paid under the Policy), (i) 100% of the then outstanding Certificate Principal Balance thereof, plus (ii) one month's interest on the then outstanding Certificate Principal Balance thereof at the then applicable Pass-Through Rate, plus
                              (iii) any previously accrued but unpaid interest thereon. See "Pooling and Servicing
                              Agreement -- Termination" herein and "Description of the Certificates -- Termination" in the Prospectus.

Special Prepayment
  Considerations............  The rate and timing of distributions allocable to principal on the Class A Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to pay principal on the Class A Certificates as provided herein. As is the case with mortgage pass-through certificates generally, the Class A Certificates are subject to substantial inherent cash-flow uncertainties because the related Mortgage Loans may be prepaid at any time; however, with respect to a majority of the Mortgage Loans, a prepayment may subject the related mortgagor to a prepayment charge. See "The Mortgage Pool" herein.

                              Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of return of principal to investors in the Class A Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the Mortgage Loans will result in a greater rate of return of principal to investors in the Class A Certificates at a time when reinvestment at comparable yields may not be possible.

Special Yield Considerations. The yield to maturity on the Class A Certificates will depend, in general, on (i) the Pass-Through Rate, (ii) the purchase price and (iii) the rate and timing of principal payments (including payments by the Insurer, prepayments and collections upon defaults,

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

                              liquidations and repurchases) on the Mortgage Loans and the application thereof to reduce the Certificate Principal Balance of the Class A Certificates, as well as other factors.

                              The yield to investors in the Class A Certificates will be adversely affected by any allocation thereto of any interest shortfalls not covered by the Insurer.

                              In general, if the Class A Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Class A Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated.

                              The proceeds to the Depositor from the sale of the Class A Certificates were determined based on a number of assumptions, including a prepayment assumption of 100% of the Prepayment Vector (as defined herein), in the case of the Fixed Rate Mortgage Loans, or 25% CPR (as defined herein), in the case of the Adjustable Rate Mortgage Loans, and weighted average lives corresponding thereto. No representation is made that the Mortgage Loans will prepay at either such rate or at any other rate, or that the Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans will prepay at the same rate. The yield assumptions for the Class A Certificates will vary as determined at the time of sale.

Certain Federal Income Tax
  Consequences..............  Elections will be made to treat the assets of the
                              Trust Fund, exclusive of the rights under the Interest Rate Cap Agreement or payments received thereunder, as three separate real estate mortgage investment conduits ("REMICs") for federal income tax purposes, which shall be identified as the Master REMIC, the First Tier REMIC and the Second Tier REMIC. The Class A Certificates and Class X Certificates will represent the "regular interests" in the Master REMIC (such regular interests individually, the "Class A Regular Interest" or the "Class X Regular Interest," as applicable, and collectively, the "Master REMIC Regular Interests"). The Class R-1 Certificates will be designated as the sole class of "residual interest" in the Master REMIC, the Class R-2 Certificates will be designated as the sole class of "residual interest" in the First Tier REMIC, the Class R-3 Certificates will be designated as the sole class of "residual interest" in the Second Tier REMIC, and the Class R-1, the Class R-2 and Class R-3 Certificates will be Residual Certificates of the Master REMIC, the First Tier REMIC and the Second Tier REMIC respectively, as described in the Prospectus. Upon the issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Master REMIC, the First Tier REMIC and the Second Tier REMIC will each qualify

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

                              as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                              The Class A Certificates will also represent the beneficial interest in the right to receive payments from the Basis Risk Reserve Fund. The Class A Regular Interests and the Class A Certificateholders' rights under the Interest Rate Cap Agreement will constitute assets of the Trust Fund, which will be treated as a grantor trust for federal income tax purposes. The portion of the Trust Fund consisting of the rights under the Interest Rate Cap Agreement will be treated as an "outside reserve fund" for purposes of the Code.

                              Beneficial owners of the Class A Certificates will be treated for federal income tax purposes as having purchased an undivided beneficial interest in the Class A Regular Interest in the Master REMIC and as having acquired rights under the Interest Rate Cap Agreement, both to the extent of the owner's proportionate interest in the Class A Certificates. The Class A Regular Interests will be treated as newly originated debt instruments for federal income tax purposes. A Class A Certificateholder generally will recognize ordinary income equal to such Certificateholder's proportionate share of interest and original issue discount, if any, accrued on the Class A Regular Interests and will take into account a proportionate share of any payments received under the Interest Rate Cap Agreement. A Class A Certificateholder's income derived from the Class A Regular Interest as well as any payments received under the Interest Rate Cap Agreement must be reported under the accrual method of accounting. See "Certain Federal Income Tax Consequences -- Taxation of Interest Rate Cap Agreement" herein.

                              The Class A Regular Interests will be treated as assets described in Section 7701(a)(19)(C) of the Code and as "real estate assets, under Section 856(c)(5)(A) of the Code, generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Class A Regular Interests will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that the Class A Regular Interests are treated as "real estate assets" under Section 856(c)(5)(A) of the Code. Investors are cautioned that since the Class A Certificates comprise rights in addition to the rights under the Class A Regular Interests, the Class A Certificates will not in their entirety constitute assets described in section 7701(a)(19) of the Code or real estate assets described in section 856(c)(5)(A) of the Code, and income earned on the Class A Regular Certificates will qualify as "interest on obligations secured by mortgages on real property" under section 856(c)(3)(B) of the Code only to the extent that the income reflects the income so qualifying earned by the Class A Regular Interests. The Class A Certificates will not be treated as "qualified mortgages" under
                              Section 860G(a)(3) of the Code and are not appropriate investments for other REMICs in their entirety. See "Certain Federal Income Tax Consequences--Characterization of Investments in REMIC Certificates" in the Prospectus.

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

                              If a Class A Certificate is sold, exchanged, redeemed or retired, the selling Certificateholder will be required to allocate the amount realized on such transaction between the interest in the Class A Regular Interest represented by such Class A Certificate and the proportionate rights under the Interest Rate Cap Agreement represented by such Class A Certificate. The selling Class A Certificateholder will be required to recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement allocable to the Certificate's proportionate interest in the Class A Regular Interest and such seller's adjusted basis in such Class A Regular Interest. Except as provided below, any such gain will be and any such loss may be capital gain or loss, provided that the Class A Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Section 1221 of the Code. The Taxpayer Relief Act of 1997 (the "1997 Act") has changed the tax rates and holding periods applicable to net capital gains of noncorporate taxpayers. In general, under applicable provisions of the 1997 Act, which are generally effective for gains realized after July 28, 1997, the maximum tax rate applicable to net capital gains of noncorporate taxpayers realized upon the sale of securities held for 18 months or more is 20 percent, and the maximum tax rate on net capital gains of noncorporate taxpayers realized upon the sale of securities for more than one year and for not more than 18 months is 28 percent. The 1997 Act does not affect the taxation of a corporation's capital gains. Because the tax rates and applicable holding periods will vary depending upon a Class A Certificateholder's individual circumstances, investors should consult their own tax advisors regarding the tax consequences to them of purchasing, holding and selling the Class A Certficates. Gain from the sale or other disposition of an interest in a Class A Regular Interest associated with a Class A Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Class A Regular Interest had income accrued thereon at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the related Class A Certificate, over (ii) the amount actually includible in such holder's income.

                              Upon a disposition of a Class A Certificate, the amount allocable to the Interest Rate Cap Agreement, if any, would be treated as a termination payment (as described below under "Certain Federal Income Tax Consequences -- Taxation of Interest Rate Cap Agreement").

                              For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

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

Ratings.....................  It is a condition to the issuance of the
                              Certificates that the Class A Certificates be rated "AAA" by Standard & Poor's and "Aaa" by Moody's. The ratings on the Class A Certificates are based in part on the ratings of the claims-paying ability of the Insurer by Standard & Poor's and Moody's. Any change in the ratings of the Insurer by Standard & Poor's and Moody's may result in a change in the ratings on the Class A Certificates. The Depositor has not requested that any rating agency rate the Class A Certificates other than as stated above. If another rating agency were to rate the Class A Certificates, such rating agency may assign a rating different from the ratings described above. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See "Yield on the Certificates" and "Ratings" herein and "Yield Considerations" in the Prospectus.

Legal Investment............  The appropriate characterization of the Class A
                              Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Class A Certificates, may be subject to significant interpretive uncertainties. The Class A Certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by a Rating Agency (as defined in the Prospectus) and, as such, are legal investments for certain entities to the extent provided in SMMEA. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Class A Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

ERISA Considerations........  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should review carefully with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein. The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-29, to the Underwriter that generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a)and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter such as the Class A Certificates and the servicing and operation of asset pools, provided that certain conditions are satisfied. A fiduciary of any employee benefit plan subject to ERISA or the Code should consult with its legal advisors regarding the requirements of ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

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

                                  RISK FACTORS

        In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Class A Certificates.

Underwriting Standards, Limited Operating History and Potential Delinquencies

        The Originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originator provides loans primarily to borrowers who do not qualify for loans conforming to FNMA and FHLMC guidelines but who have equity in their property. While the Originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the Originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.

        As a result of the Originator's underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

        Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. Approximately 53.0% of the Fixed Rate Mortgage Loans and approximately 23.1% of the Adjustable Rate Mortgage Loans, each by aggregate principal balance of the related Mortgage Loans as of the Cut-off Date, are secured by Mortgaged Properties located in the State of California. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may be expected to increase, and may increase substantially. See "The Mortgage Pool -- Underwriting Standards; Representations" herein.

        As described below under "Pooling and Servicing Agreement -- The Master Servicer", the Originator commenced operations in May 1997. Accordingly, the Originator (whether as an originator or acquirer of mortgage loans) does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans.

Additional Risks Associated with the Mortgage Loans

        Approximately 17.4% of the Fixed Rate Mortgage Loans and approximately 21.7% of the Adjustable Rate Mortgage Loans, each by aggregate principal balance of the related Mortgage Loans as of the Cut-off Date, had a Loan-to-Value Ratio at origination in excess of 80% but will not be covered by a primary mortgage insurance policy. Mortgage Loans with higher Loan-to-Value Ratios may present a greater risk of loss. See "The Mortgage Pool -- General" herein.

        Seven of the Fixed Rate Mortgage Loans, comprising approximately 0.69% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, are Balloon Mortgage Loans. The Balloon Mortgage Loans in the Trust Fund will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Balloon Mortgage Loans involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to fully refinance the Balloon Mortgage Loan or to sell the related Mortgaged Property at a price sufficient to permit the mortgagor to make the Balloon Payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors. See "The Mortgage Pool -- General" and "Yield on the Certificates -- Balloon Mortgage Loans" herein.

        Approximately 0.6% of the Fixed Rate Mortgage Loans and approximately 1.3% of the Adjustable Rate Mortgage Loans, each by aggregate principal balance as of the Cut-off Date, have a first Due Date (as defined herein) on October 1, 1997.

Limited Liquidity

        Prior to their issuance there has been no market for the Class A Certificates nor can there be any assurance that one will develop or, if it does develop, that it will provide Certificate Owners of the Class A Certificates with liquidity or will continue for the life of the Class A Certificates. The Underwriter intends, but is not obligated, to make a market in the Class A Certificates.

Difficulty In Pledging

        Since transactions in Class A Certificates can be effected only through DTC, CEDEL or Euroclear, their Participants and Indirect Participants, the ability of a Certificate Owner to pledge a Class A Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing such Certificates. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" herein.

Potential Delays In Receipt Of Distributions

    Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Class A Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through Indirect Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" herein.

Limited Obligations

        The Class A Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, the Trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Certificates or any Mortgage Loan will be the obligations of the Depositor, the Mortgage Loan Seller and of the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans and of the Master Servicer with respect to its servicing obligations under the Agreement (including the limited obligation to make certain Monthly Advances). Neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Trustee or any of their respective affiliates. The Class A Certificates are covered by the Policy, as and to the extent described under the caption "Description of the Certificates -- Financial Guaranty Insurance Policy" herein. Proceeds of the assets included in the Trust Fund (including the Mortgage Loans) and of the Policy will be the sole source of payments on the Class A Certificates, and there will be no recourse to the Depositor, the Mortgage Loan Seller, the Master Servicer, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Class A Certificates.

Legal Considerations

        State law generally regulates interest rates and other charges, requires certain disclosures, and, unless an exemption is available, requires licensing of originators of mortgage loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

        The Mortgage Loans are also subject to federal laws, including: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the notes or other documents or agreements evidencing the borrower's indebtedness in respect of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience and (iv) the Fair Debt Collection Practices Act and Federal Trade Commission Rule on Credit Practices, which regulates practices used to effect collections on consumer loans. Certain of the Mortgage Loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related mortgage loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

        The application of state and federal consumer protection laws to particular circumstances is not always certain and in some cases courts and regulatory authorities have shown a willingness to adopt novel interpretations of these laws. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws may limit the ability of an assignee (including the Trust Fund) to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the mortgagor to a refund of amounts previously paid and, in addition, could subject the assignee to damages and administrative sanctions. In some instances, particularly in actions involving fraud or deceptive practices, damage awards have been large. If the Trust Fund were obligated to pay any such damages, its assets would be reduced, resulting in a possible loss to Certificateholders.

        The Originator and the Mortgage Loan Seller will represent and warrant that each Mortgage Loan was originated in compliance with applicable law in all material respects. See "Risk Factors--Legal Matters" in the Prospectus.

Risk Of Mortgage Loan Rates Reducing The Class A Certificates Pass-Through Rate

        The calculation of the Class A Certificates Pass-Through Rate is based upon (i) the value of One-Month LIBOR which is different from the value of the Index applicable to the Adjustable Rate Mortgage Loans (either as a result of the use of a different index, a different rate determination date or a different rate adjustment date) and (ii) the weighted average of the Mortgage Rates of the Mortgage Loans, which are either fixed, in the case of the Fixed Rate Mortgage Loans, or subject to periodic adjustment caps, maximum rate caps and minimum rate floors, in the case of the Adjustable Rate Mortgage Loans. In general, the Adjustable Rate Mortgage Loans adjust based upon Six-Month LIBOR whereas the Pass-Through Rate on the Class A Certificates adjusts monthly based upon One-Month LIBOR, as described under "Description of the Certificates--Calculation of One-Month LIBOR" herein, subject to the Adjusted WAC Rate. Consequently, the interest which becomes due on the Adjustable Rate Mortgage Loans (net of the Servicing Fee, the Insurance Premium Amount, the Trustee Fee and certain reductions required by the Certificate Insurer) during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the Adjustable Rate Margin on the Class A Certificates during the related Accrual Period. In particular the Class A Certificate Pass-Through Rate adjusts monthly, while the Mortgage Rates of the Adjustable Rate Mortgage Loans adjust less frequently with the result that the Adjusted WAC Rate may limit increases in the Class A Certificates Pass-Through Rate for extended periods in a rising interest rate environment. The Mortgage Rate on 9.3%, 73.2%, 0.8 % and 0.4% of the Adjustable Rate Mortgage Loans, in each case based upon the aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date, will not adjust for one year, two years, three years or five years, respectively, following origination. In addition, the Mortgage Rates on certain of the Mortgage Loans may respond to different economic and market factors than the Class A Certificates Pass-Through

Rate and there is not necessarily a correlation between them. Thus, it is possible, for example, that the Mortgage Rates on certain of the Mortgage Loans may fall during periods in which One-Month LIBOR is stable or is rising or that, even if both the Mortgage Rates on the Mortgage Loans and One-Month LIBOR fall during the same period, the Mortgage Rates on certain of the Mortgage Loans may fall more rapidly than One-Month LIBOR. Furthermore, if the Adjusted WAC Rate is used to determine the Class A Pass-Through Rate for a Distribution Date, the value of the Class A Certificates may be temporarily reduced.

        If, with respect to any Distribution Date, the amount of interest that would accrue during the related Accrual Period on the Class A Certificates based on the applicable level of One-Month LIBOR plus the Adjustable Rate Margin is greater than the weighted average (calculated as described herein) of the Mortgage Rates on the Mortgage Loans as of the first day of the related Due Period, less the sum of (a) the Servicing Fee Rate, (b) the Trustee Fee Rate,
(c) the Insurance Premium Rate and (d) commencing on the sixth Distribution Date, 0.75% per annum, and the Pass-Through Rate on the Class A Certificates is therefore based on the Adjusted WAC Rate, Basis Risk Shortfall will, except as provided below, occur. However, no assurance can be given that there will be sufficient Net Monthly Excess Cashflow generated from the Mortgage Loans to pay the Unpaid Basis Risk Shortfall on any given Distribution Date. The Policy will not cover any Unpaid Basis Risk Shortfall. Moreover, to the extent that the Adjusted WAC Rate for any Distribution Date equals the Maximum Class A Pass-Through Rate, the Basis Risk Shortfall for such Distribution Date will equal zero.

Yield Considerations with respect to the Adjustable Rate Mortgage Loans

        The yield to maturity on the Class A Certificates may be affected by the resetting of the Mortgage Rates on the Adjustable Rate Mortgage Loans on the related Adjustment Dates. In addition, because the Mortgage Rate for each Adjustable Rate Mortgage Loan is based on the Index plus the related Gross Margin, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on the Adjustable Rate Mortgage Loans after such adjustment. Finally, because the Mortgage Rates on the Adjustable Rate Mortgage Loans are based on the Index while the Pass-Through Rate on the Class A Certificates is based in part on One-Month LIBOR, and a substantial number of the Mortgage Loans are Delayed First Adjustment Mortgage Loans, any resulting Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls, to the extent not covered by amounts otherwise payable to the Residual Certificates, as described herein, will adversely affect the yield to maturity on the Class A Certificates. The Policy will not cover Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls.

                               THE MORTGAGE POOL

General

        The Mortgage Pool will consist of approximately 910 conventional, one- to four-family, fixed-rate and adjustable-rate Mortgage Loans secured by first liens on residential real properties (the "Mortgaged Properties"). The Mortgage Loans have original terms to maturity ranging from 15 years to 30 years. The Mortgage Pool consists of fixed-rate Mortgage Loans (the "Fixed Rate Mortgage Loans"), which will consist of approximately 164 Mortgage Loans having an aggregate principal balance as of September 1, 1997 (the "Cut-off Date") of approximately $13,751,068, and adjustable-rate Mortgage Loans (the "Adjustable Rate Mortgage Loans"), which will consist of approximately 746 Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $88,449,778, in each case after application of payments of principal due on or before the Cut-off Date whether or not received, and in each case subject to a permitted variance of plus or minus 5%. Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment to the mortgage rate thereon based on six-month London interbank offered rates for United States dollar deposits (the "Index") and for corresponding adjustments to the monthly payment amount due thereon, in each case subject to the limitations described under " -- Adjustable Rate Mortgage Loans" herein; provided that in the case of 9.3% of the Mortgage Loans, the first adjustment for such Mortgage Loan will occur after an initial period of one year, in the case of 73.2% of the Mortgage Loans, two years, in the case of 0.8% of the Mortgage Loans, three years, and in the case of 0.4% of the Mortgage Loans, five years, each by aggregate principal balance of the

Adjustable Rate Mortgage Loans (each such Mortgage Loan described in this proviso, a "Delayed First Adjustment Mortgage Loan").

        All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of detached or semi-detached one- to four-family dwelling units, individual condominium units and individual units in planned unit developments. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from the Mortgage Loan Seller. See
" -- Underwriting Standards; Representations" herein. Ocwen Federal Bank FSB will act as the master servicer for the Mortgage Loans pursuant to the Agreement (in such capacity, the "Master Servicer").

        Approximately 17.4% of the Fixed Rate Mortgage Loans and approximately 21.7% of the Adjustable Rate Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80% but will not be covered by a primary mortgage insurance policy. No Mortgage Loan will have a Loan-to-Value Ratio at origination exceeding 90.0%. There can be no assurance that the Loan-to-Value Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio.

        Substantially all of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause.

        Approximately 86.9% of the Fixed Rate Mortgage Loans and approximately 72.7% of the Adjustable Rate Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within six months, one year, two years, three years or five years from the date of origination of such Mortgage Loan. The amount of the prepayment charge is as provided in the related Mortgage Note but is generally equal to six months' interest on any amounts prepaid in excess of 20% of the then outstanding principal balance of the related Mortgage Loan in any 12 month period. The Master Servicer will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution on the Certificates.

        Seven Fixed Rate Mortgage Loans comprising approximately 0.69% of the Mortgage Loans, are balloon payment mortgage loans (each, a "Balloon Mortgage Loan"). Each Balloon Mortgage Loan generally amortizes over 360 months, but the final payment (the "Balloon Payment") on each Balloon Mortgage Loan is due and payable on the 180th month. The amount of the Balloon Payment on each Balloon Payment Loan is substantially in excess of the amount of the scheduled monthly payment on Mortgage Loan for the period prior to the Due Date of such Balloon Payment.

        The Mortgage Loans are expected to have the additional characteristics described below under " -- Fixed Rate Mortgage Loans" or " -- Adjustable Rate Mortgage Loans", as applicable.

Fixed Rate Mortgage Loans

        Each Fixed Rate Mortgage Loan had a Mortgage Rate of not less than 8.000% per annum and not more than 14.000% per annum and as of the Cut-off Date the weighted average Mortgage Rate was approximately 10.433% per annum.

        The weighted average remaining term to maturity of the Fixed Rate Mortgage Loans will be approximately 327 months as of the Cut-off Date. None of the Fixed Rate Mortgage Loans will have a first Due Date prior to August 1995 or after October 1997, or will have a remaining term to maturity of less than 12 years and 7 months or greater than 30 years as of the Cut-off Date. The latest maturity date of any Fixed Rate Mortgage Loan is August 2027.

        The average principal balance of the Fixed Rate Mortgage Loans at origination was approximately $84,027. The average principal balance of the Fixed Rate Mortgage Loans as of the Cut-off Date was approximately $83,848. No

Mortgage Loan had a principal balance as of the Cut-off Date of greater than approximately $447,298 or less than approximately $15,983.

        The Fixed Rate Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

PRINCIPAL BALANCES OF THE FIXED RATE MORTGAGE LOANS AT ORIGINATION

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Range ($)                                  of Loans    the Cut-off Date    the Cut-off Date
---------                                  --------   -----------------   -----------------
       0.01 - 25,000.00 ..................    10             217,577            1.58
  25,000.01 - 50,000.00 ..................    46           1,780,209           12.95
  50,000.01 - 75,000.00 ..................    36           2,229,021           16.21
  75,000.01 - 100,000.00..................    22           1,854,987           13.49
 100,000.01 - 125,000.00..................    18           2,011,988           14.63
 125,000.01 - 150,000.00..................    17           2,326,738           16.92
 150,000.01 - 175,000.00..................     5             790,639            5.75
 175,000.01 - 200,000.00..................     2             381,575            2.77
 200,000.01 - 225,000.00..................     4             849,016            6.17
 250,000.01 - 275,000.00..................     1             263,901            1.92
 275,000.01 - 300,000.00..................     2             598,120            4.35
 350,000.01 or greater....................     1             447,298            3.25
                                             ---         -----------          ------
    Total.................................   164         $13,751,068          100.00%

     The average principal balance of the Fixed Rate Mortgage Loans at origination was approximately $84,027. No Fixed Rate Mortgage Loan had a principal balance at origination greater than $448,000 or less than $16,000.

   PRINCIPAL BALANCES OF THE FIXED RATE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Range ($)                                  of Loans    the Cut-off Date    the Cut-off Date
---------                                  --------   -----------------   -----------------
       0.01 - 25,000.00.................      10             217,577            1.58
  25,000.01 - 50,000.00.................      46           1,780,209           12.95
  50,000.01 - 75,000.00.................      36           2,229,021           16.21
  75,000.01 - 100,000.0.................      23           1,952,958           14.20
 100,000.01 - 125,000.0.................      17           1,914,017           13.92
 125,000.01 - 150,000.0.................      17           2,326,738           16.92
 150,000.01 - 175,000.0.................       5             790,639            5.75
 175,000.01 - 200,000.0.................       2             381,575            2.77
 200,000.01 - 225,000.0.................       4             849,016            6.17
 250,000.01 - 275,000.0.................       1             263,901            1.92
 275,000.01 - 300,000.0.................       2             598,120            4.35
 350,000.01 or greater..................       1             447,298            3.25
                                             ---         -----------          ------
    Total...............................     164         $13,751,068          100.00%

     The average principal balance of the Fixed Rate Mortgage Loans as of the Cut-off Date was approximately $83,848. No Fixed Rate Mortgage Loan had a principal balance as of the Cut-off Date greater than $447,298 or less than $15,983.

           ORIGINAL TERM TO MATURITY OF THE FIXED RATE MORTGAGE LOANS


                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Original Term (months)                     of Loans    the Cut-off Date    the Cut-off Date
----------------------                     --------   -----------------   -----------------
180.....................................      36           2,330,503            16.95
240.....................................       1             120,303             0.87
360.....................................     127          11,300,263            82.18
                                             ---         -----------          -------
    Total...............................     164         $13,751,068          100.00%


                 PROPERTY TYPES OF THE FIXED RATE MORTGAGE LOANS

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Property Type                              of Loans    the Cut-off Date    the Cut-off Date
-------------                              --------   -----------------   -----------------
Condo (Low Rise)........................       7             234,228            1.70
Planned Unit Development................       5             502,047            3.65
Single Family...........................     131          11,423,318           83.07
Two- to Four-Family.....................      21           1,591,476           11.57
                                             ---         -----------          ------
    Total...............................     164         $13,751,068          100.00%



                OCCUPANCY STATUS OF THE FIXED RATE MORTGAGE LOANS

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Occupancy                                  of Loans    the Cut-off Date    the Cut-off Date
---------                                  --------   -----------------   -----------------
Non Owner-Occupied......................      41           2,268,962           16.50
Owner-Occupied..........................     123          11,482,107           83.50
                                             ---         -----------          ------
    Total...............................     164         $13,751,068          100.00%

     The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                 MORTGAGE RATES OF THE FIXED RATE MORTGAGE LOANS

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Mortgage Rate(%)                           of Loans    the Cut-off Date    the Cut-off Date
---------------                            --------   -----------------   -----------------
 7.501  -  8.000 .......................       1             108,354             0.79
 8.001  -  8.500 .......................       6             717,331             5.22
 8.501  -  9.000 .......................       5             768,750             5.59
 9.001  -  9.500 .......................      16           1,864,234            13.56
 9.501  - 10.000 .......................      21           1,878,791            13.66
10.001  - 10.500 .......................      38           2,902,205            21.11
10.501  - 11.000 .......................      24           2,128,935            15.48
11.001  - 11.500 .......................      20           1,242,394             9.03
11.501  - 12.000 .......................      14             784,302             5.70
12.001  - 12.500 .......................      11             742,471             5.40
12.501  - 13.000 .......................       4             271,201             1.97
13.001  - 13.500 .......................       1              20,924             0.15
13.501  - 14.000 .......................       3             321,177             2.34
                                             ---         -----------          -------
    Total...............................     164         $13,751,068          100.00%


     As of the Cut-off Date, the weighted average Mortgage Rate of the Fixed Rate Mortgage Loans was approximately 10.433% per annum.

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE FIXED RATE MORTGAGE LOANS

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Loan-to-Value Ratio(%)                     of Loans    the Cut-off Date    the Cut-off Date
---------------------                      --------   -----------------   -----------------
20.01 - 25.00  .........................       2              65,996            0.48
25.01 - 30.00  .........................       1              44,942            0.33
30.01 - 35.00  .........................       1              43,943            0.32
35.01 - 40.00  .........................       2              94,829            0.69
40.01 - 45.00  .........................       6             255,751            1.86
45.01 - 50.00  .........................       3             336,727            2.45
50.01 - 55.00  .........................       6             409,559            2.98
55.01 - 60.00  .........................      13             766,554            5.57
60.01 - 65.00  .........................       9             807,809            5.87
65.01 - 70.00  .........................      36           2,252,234           16.38
70.01 - 75.00  .........................      23           2,049,695           14.91
75.01 - 80.00  .........................      43           4,230,909           30.77
80.01 - 85.00  .........................      11           1,436,713           10.45
85.01 - 90.00  .........................       8             955,407            6.95
                                             ---         -----------          ------
    Total...............................     164         $13,751,068          100.00%


     The weighted average Loan-to-Value Ratio at origination of the Fixed Rate Mortgage Loans was approximately 73%. No Fixed Rate Mortgage Loan had a Loan-to-Value Ratio at origination greater than 90.00% or less than 23.00%.

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Location                                   of Loans    the Cut-off Date    the Cut-off Date
--------                                   --------   -----------------   -----------------
Arizona.................................       1              59,441            0.43
California..............................      66           7,284,110           52.97
Colorado................................      10             724,204            5.27
Delaware................................       1             103,972            0.76
Florida.................................      22           1,340,063            9.75
Georgia.................................       2             164,798            1.20
Idaho...................................       2             110,841            0.81
Illinois................................      12             603,503            4.39
Indiana.................................       9             689,724            5.02
Iowa....................................       1              34,293            0.25
Kentucky................................       3             116,706            0.85
Maryland................................       1              72,337            0.53
Massachusetts...........................       3             237,086            1.72
Michigan................................       1              15,983            0.12
Missouri................................       4             441,191            3.21
North Carolina..........................       1              88,733            0.65
Nebraska................................       1              75,750            0.55
New Jersey..............................       1              58,216            0.42
New York................................       4             613,542            4.46
Ohio....................................       7             389,274            2.83
Oregon..................................       2             113,731            0.83
Pennsylvania............................       3              97,768            0.71
Virginia................................       1              72,223            0.53
Wisconsin...............................       6             243,580            1.77
                                             ---         -----------          ------
    Total...............................     164         $13,751,068          100.00%


     The greatest geographic concentration of Fixed Rate Mortgage Loans, by aggregate principal balance as of the Cut-off Date, was approximately $447,298 in California in the 91356 zip code.

                    PURPOSE OF THE FIXED RATE MORTGAGE LOANS

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Loan Purpose                               of Loans    the Cut-off Date    the Cut-off Date
------------                               --------   -----------------   -----------------
Cash-out Refinance......................      95           7,398,047           53.80
Purchase................................      30           2,143,442           15.59
Refinance...............................      39           4,209,579           30.61
                                             ---         -----------          -------
    Total...............................     164         $13,751,068          100.00%

                     FIXED RATE MORTGAGE DOCUMENTATION LEVEL

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Documentation Level                        of Loans    the Cut-off Date    the Cut-off Date
-------------------                        --------   -----------------   -----------------
Stated Income Documentation.............      46           3,845,232           27.96
Full Documentation......................     112           9,304,090           67.66
Lite Documentation......................       6             601,746            4.38
                                             ---         -----------          ------
    Total...............................     164         $13,751,068          100.00%


                    FIXED RATE MORTGAGE LOAN RISK CATEGORIES

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Rick Categories                            of Loans    the Cut-off Date    the Cut-off Date
---------------                            --------   -----------------   -----------------
A.......................................       6             431,703            3.14
A-......................................      99           8,780,915           63.86
B.......................................      36           3,017,074           21.94
C.......................................      17           1,067,031            7.76
D.......................................       5             325,368            2.37
D-......................................       1             128,977            0.94
                                             ---         -----------          ------
    Total...............................     164         $13,751,068          100.00%


Adjustable Rate Mortgage Loans

        Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first adjustment for such Mortgage Loan will occur after an initial period of one year, in the case of 9.3% of the Adjustable Rate Mortgage Loans, two years in the case of 73.2% of the Adjustable Rate Mortgage Loans, three years in the case of 0.8% of the Adjustable Rate Mortgage Loans, and five years in the case of 0.4% of the Adjustable Rate Mortgage Loans, each by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date. On each Adjustment Date for each Adjustable Rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"); provided, however, that the Mortgage Rate on each such Mortgage Loan generally will not increase or decrease by more than 1% per annum on any related Adjustment Date (the "Periodic Rate Cap") and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Mortgage Rate"). Notwithstanding the foregoing, the Delayed First Adjustment Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.82% per annum. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term (or, in the case of a Balloon Mortgage Loan, over its hypothetical remaining amortizing term), and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and Gross Margin, rounded as described herein. See " -- The Index" herein. None of the Adjustable Rate Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

        The Adjustable Rate Mortgage Loans had Mortgage Rates as of the Cut-off Date of not less than 6.380% per annum and not more than 14.990% per annum and the weighted average Mortgage Rate was approximately 10.035% per annum. As of the Cut-off Date, the Adjustable Rate Mortgage Loans had Gross Margins ranging from 3.95% to

7.95%, Minimum Mortgage Rates ranging from 6.250% per annum to 14.990% per annum and Maximum Mortgage Rates ranging from 12.875% per annum to 21.490% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 5.905%, the weighted average Minimum Mortgage Rate was approximately 10.033% per annum and the weighted average Maximum Mortgage Rate was approximately 16.531% per annum. The latest first Adjustment Date following the Cut-off Date on any Adjustable Rate Mortgage Loan occurs in July 2002 and the weighted average next Adjustment Date for all of the Adjustable Rate Mortgage Loans following the Cut-off Date is April 1999.

        The weighted average remaining term to maturity of the Adjustable Rate Mortgage Loans was approximately 29 years and 11 months as of the Cut-off Date. None of the Adjustable Rate Mortgage Loans will have a first Due Date prior to December 1995 or after October 1997, or will have a remaining term to maturity of less than 14 years and 10 months or greater than 30 years as of the Cut-off Date. The latest maturity date of any Adjustable Rate Mortgage Loan is September 2027.

        The average principal balance of the Adjustable Rate Mortgage Loans at origination was approximately $118,698. No Adjustable Rate Mortgage Loan had a principal balance at origination of greater than $1,280,000 or less than $18,900. The average principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date was approximately $118,565. No Mortgage Loan had a principal balance as of the Cut-off Date of greater than $1,279,370 or less than $18,888.

        The Adjustable Rate Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

     PRINCIPAL BALANCES OF THE ADJUSTABLE RATE MORTGAGE LOANS AT ORIGINATION

                                                                                % of
                                            Number    Aggregate Original   Aggregate Original
Range ($)                                  of Loans    Principal Balance    Principal Balance
---------                                  --------   ------------------   ------------------
      0.01 -  25,000.00 ................      17         $   364,939            0.41
 25,000.01 -  50.000.00 ................     133           5,044,677            5.70
 50,000.01 -  75,000.00 ................     144           9,072,174           10.26
 75,000.01 - 100,000.00 ................     135          11,867,051           13.42
100,000.01 - 125,000.00 ................      98          11,057,086           12.50
125,000.01 - 150,000.00 ................      68           9,371,662           10.60
150,000.01 - 175,000.00 ................      37           5,994,701            6.78
175,000.01 - 200,000.00 ................      29           5,453,506            6.17
200,000.01 - 225,000.00 ................      20           4,258,878            4.82
225,000.01 - 250,000.00 ................      11           2,604,018            2.94
250,000.01 - 275,000.00 ................       7           1,811,672            2.05
275,000.01 - 300,000.00 ................       6           1,743,603            1.97
300,000.01 - 325,000.00 ................       7           2,205,127            2.49
325,000.01 - 350,000.00 ................       3           1,007,734            1.14
350,000.01 or greater...................      31          16,592,949           18.76
                                             ---         -----------          ------
      Total.............................     746         $88,449,778          100.00%


        The average principal balance of the Adjustable Rate Mortgage Loans at origination was approximately $118,698. No Adjustable Rate Mortgage Loan had a principal balance at origination greater than $1,280,000 or less than $18,900.

 PRINCIPAL BALANCES OF THE ADJUSTABLE RATE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Range ($)                                  of Loans    the Cut-off Date    the Cut-off Date
---------                                  --------   -----------------   -----------------
      0.01 -  25,000.00 ................      17            364,939             0.41
 25,000.01 -  50,000.00 ................     133          5,044,677             5.70
 50,000.01 -  75,000.00.................     145          9,144,362            10.34
 75,000.01 - 100,000.00.................     134         11,794,863            13.34
100,000.01 - 125,000.00.................      98         11,057,086            12.50
125,000.01 - 150,000.00.................      68          9,371,662            10.60
150,000.01 - 175,000.00.................      37          5,994,701             6.78
175,000.01 - 200,000.00.................      29          5,453,506             6.17
200,000.01 - 225,000.00.................      20          4,258,878             4.82
225,000.01 - 250,000.00.................      11          2,604,018             2.94
250,000.01 - 275,000.00.................       7          1,811,672             2.05
275,000.01 - 300,000.00.................       6          1,743,603             1.97
300,000.01 - 325,000.00.................       7          2,205,127             2.49
325,000.01 - 350,000.00.................       3          1,007,734             1.14
350,000.01 or greater...................      31          16,592,949           18.76
                                             ---         -----------          ------
    Total...............................     746         $88,449,778          100.00%

        The average principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date was approximately $118,565. No Adjustable Rate Mortgage Loan had a principal balance as of the Cut-off Date greater than $1,279,370 or less than $18,888.

                  ADJUSTABLE RATE MORTGAGE LOAN PROPERTY TYPES

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Property Type                              of Loans    the Cut-off Date    the Cut-off Date
-------------                              --------   -----------------   -----------------
Condo (Low Rise)........................      26           2,917,934            3.30
Planned Unit Development................      21           2,791,726            3.16
Single Family...........................     632          76,180,643           86.13
Two- to Four-Family.....................      67           6,559,476            7.42
                                             ---         -----------          ------
    Total...............................     746         $88,449,778          100.00%


                 ADJUSTABLE RATE MORTGAGE LOAN OCCUPANCY STATUS


                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Occupancy                                  of Loans    the Cut-off Date    the Cut-off Date
---------                                  --------   -----------------   -----------------
Non Owner-Occupied......................     119           8,694,152            9.83
Owner-Occupied..........................     627          79,755,626           90.17
                                             ---         -----------          ------
    Total...............................     746         $88,449,778          100.00%


        The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

       MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS AT ORIGINATION

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Mortgage Rate(%)                           of Loans    the Cut-off Date    the Cut-off Date
---------------                            --------   -----------------   -----------------
 6.001 -  6.500 ........................       1              38,428            0.04
 6.501 -  7.000 ........................       1             164,571            0.19
 7.001 -  7.500 ........................       5             477,343            0.54
 7.501 -  8.000 ........................      11           1,777,396            2.01
 8.001 -  8.500 ........................      29           4,085,411            4.62
 8.501 -  9.000 ........................      79          12,222,943           13.82
 9.001 -  9.500 ........................     106          13,917,188           15.73
 9.501 - 10.000.........................     151          17,756,586           20.08
10.001 - 10.500.........................     127          16,143,301           18.25
10.501 - 11.000.........................      81           7,928,972            8.96
11.001 - 11.500.........................      44           4,801,249            5.43
11.501 - 12.000.........................      46           4,171,374            4.72
12.001 - 12.500.........................      16           1,285,564            1.45
12.501 - 13.000.........................       9             744,615            0.84
13.001 - 13.500.........................       7             691,646            0.78
13.501 - 14.000.........................       8             542,020            0.61
14.001 - 14.500.........................      21           1,387,394            1.57
14.501 - 15.000.........................       4             313,777            0.35
                                             ---         -----------          ------
    Total...............................     746         $88,449,778          100.00%


        At origination, the weighted average Mortgage Rate of the Mortgage Loans in the Adjustable Rate Group was approximately 10.034% per annum.

   MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Mortgage Rate(%)                           of Loans    the Cut-off Date    the Cut-off Date
---------------                            --------   -----------------   -----------------
 6.001 -  6.500 ........................       1              38,428            0.04
 6.501 -  7.000 ........................       1             164,571            0.19
 7.001 -  7.500 ........................       5             477,343            0.54
 7.501 -  8.000 ........................      11           1,777,396            2.01
 8.001 -  8.500 ........................      29           4,085,411            4.62
 8.501 -  9.000 ........................      79          12,222,943           13.82
 9.001 -  9.500 ........................     106          13,917,188           15.73
 9.501 - 10.000 ........................     151          17,756,586           20.08
10.001 - 10.500 ........................     127          16,143,301           18.25
10.501 - 11.000 ........................      81           7,928,972            8.96
11.001 - 11.500 ........................      44           4,801,249            5.43
11.501 - 12.000 ........................      46           4,171,374            4.72
12.001 - 12.500 ........................      16           1,285,564            1.45
12.501 - 13.000 ........................       9             744,615            0.84
13.001 - 13.500 ........................       7             691,646            0.78
13.501 - 14.000 ........................       8             542,020            0.61
14.001 - 14.500 ........................      21           1,387,394            1.57
14.501 - 15.000 ........................       4             313,777            0.35
                                             ---         -----------          ------
    Total...............................     746         $88,449,778          100.00%



        As of the Cut-off Date, the weighted average Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 10.035% per annum.

       ORIGINAL LOAN-TO-VALUE RATIOS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Loan-to-Value Ratio(%)                     of Loans    the Cut-off Date    the Cut-off Date
---------------------                      --------   -----------------   -----------------
15.01 - 20.00...........................       1              47,404            0.05
20.01 - 25.00...........................       1              42,980            0.05
30.01 - 35.00...........................       3             284,715            0.32
35.01 - 40.00...........................       4           1,511,555            1.71
40.01 - 45.00...........................       7             451,382            0.51
45.01 - 50.00...........................      13           1,306,171            1.48
50.01 - 55.00...........................      11             665,675            0.75
55.01 - 60.00...........................      27           2,062,512            2.33
60.01 - 65.00...........................      82           9,669,491           10.93
65.01 - 70.00...........................     142          15,545,469           17.58
70.01 - 75.00...........................     130          14,948,150           16.90
75.01 - 80.00...........................     192          22,755,582           25.73
80.01 - 85.00...........................      82          12,044,529           13.62
85.01 - 90.00...........................      51           7,114,164            8.04
                                             ---        ------------          ------
    Total...............................     746         $88,449,778          100.00%


        The weighted average Loan-to-Value Ratio at origination of the Adjustable Rate Mortgage Loans was approximately 74.4%. No Adjustable Rate
Mortgage Loan had a Loan-to-Value Ratio at origination greater than 90.00% or less than 15.83%.


                                      S-30










 ADJUSTABLE RATE MORTGAGE LOAN GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Location                                   of Loans    the Cut-off Date    the Cut-off Date
--------                                   --------   -----------------   -----------------
Arizona.................................       7             691,511            0.78
California..............................     128          20,475,951           23.15
Colorado................................       7             721,187            0.82
Florida.................................      54           4,920,710            5.56
Georgia.................................      15           2,143,228            2.42
Iowa....................................       7             365,340            0.41
Idaho...................................       2             148,523            0.17
Illinois................................      84           9,550,652           10.80
Indiana.................................      32           1,780,402            2.01
Kansas..................................       2              83,177            0.09
Kentucky................................       6             199,701            0.23
Massachusetts...........................      39           5,726,714            6.47
Maryland................................       4             526,057            0.59
Maine...................................       1              94,953            0.11
Michigan................................       8             430,582            0.49
Minnesota...............................       8             791,866            0.90
Missouri................................      21           1,657,931            1.87
North Carolina..........................      19           2,103,774            2.38
Nebraska................................      20           1,057,520            1.20
New Hampshire...........................       1             112,389            0.13
New Jersey..............................      40           5,370,658            6.07
Nevada..................................       3             395,739            0.45
New York................................      15           3,311,519            3.74
Ohio....................................      39           3,332,168            3.77
Oklahoma................................       4             112,901            0.13
Oregon..................................      39           4,784,488            5.41
Pennsylvania............................       8           1,308,954            1.48
Rhode Island............................       5             660,290            0.75
South Dakota............................       2             137,994            0.16
Tennessee...............................       6             693,328            0.78
Texas...................................       1              53,952            0.06
Utah....................................      58           7,673,343            8.68
Virginia................................      10           2,157,670            2.44
Washington..............................      16           2,463,702            2.79
Wisconsin...............................      34           2,319,158            2.62
West Virginia...........................       1              91,743            0.10
                                             ---        ------------          ------
    Total...............................     746         $88,449,778          100.00%

        The greatest geographic concentration of Adjustable Rate Mortgage Loans, by aggregate principal balance as of the Cut-off Date, was approximately $1,279,370 in California in the 90077 zip code.

                  PURPOSE OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Loan Purpose                               of Loans    the Cut-off Date    the Cut-off Date
------------                               --------   -----------------   -----------------
Cash-out Refinance......................     374          47,347,869           53.53
Purchase................................     246          26,803,526           30.30
Refinance...............................     126          14,298,382           16.17
                                             ---         -----------          ------
    Total...............................     746         $88,449,778          100.00%

                  ADJUSTABLE RATE MORTGAGE DOCUMENTATION LEVEL

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Documentation Level                        of Loans    the Cut-off Date    the Cut-off Date
-------------------                        --------   -----------------   -----------------
Stated Income Documentation.............     286          34,555,792           39.07
Full Documentation......................     414          47,329,959           53.51
Lite Documentation......................      46           6,564,027            7.42
                                             ---         -----------          ------
    Total...............................     746         $88,449,778          100.00%


                  ADJUSTABLE RATE MORTGAGE LOAN RISK CATEGORIES

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Risk Categories                            of Loans    the Cut-off Date    the Cut-off Date
---------------                            --------   -----------------   -----------------
A.......................................      24           2,160,075            2.44
A-......................................     362          50,660,506           57.28
B.......................................     178          19,296,862           21.82
C.......................................     107           9,847,988           11.13
D.......................................      50           4,574,606            5.17
D-......................................      25           1,909,741            2.16
                                             ---         -----------          ------
    Total...............................     746         $88,449,778          100.00%



          MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
  Maximum                                   Number    Outstanding as of   Outstanding as of
Mortgage Rate(%)                           of Loans    the Cut-off Date    the Cut-off Date
---------------                            --------   -----------------   -----------------
12.501-13.000...........................       1              38,428            0.04
13.001-13.500...........................       1             164,571            0.19
13.501-14.000...........................       5             477,343            0.54
14.001-14.500...........................      11           1,777,396            2.01
14.501-15.000...........................      30           4,409,230            4.99
15.001-15.500...........................      79          12,222,943           13.82
15.501-16.000...........................     106          13,705,710           15.50
16.001-16.500...........................     150          17,466,426           19.75
16.501-17.000...........................     127          16,321,120           18.45
17.001-17.500...........................      81           7,928,972            8.96
17.501-18.000...........................      44           4,801,249            5.43
18.001-18.500...........................      45           4,135,407            4.68
18.501-19.000...........................      17           1,321,531            1.49
19.001-19.500...........................       9             744,615            0.84
19.501-20.000...........................       7             691,646            0.78
20.001-20.500...........................       8             542,020            0.61
20.501-21.000...........................      21           1,387,394            1.57
21.001-21.500...........................       4             313,777            0.35
                                             ---         -----------          ------
    Total...............................     746         $88,449,778          100.00%

        The weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans as of the Cut-off Date was approximately 16.531% per annum.

          MINIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
   Minimum                                  Number    Outstanding as of   Outstanding as of
Mortgage Rate(%)                           of Loans    the Cut-off Date    the Cut-off Date
---------------                            --------   -----------------   -----------------
 6.001 -  6.500.........................       2             203,000            0.23
 7.001 -  7.500.........................       5             477,343            0.54
 7.501 -  8.000.........................      11           1,777,396            2.01
 8.001 -  8.500.........................      29           4,085,411            4.62
 8.501 -  9.000.........................      79          12,222,943           13.82
 9.001 -  9.500.........................     106          13,917,188           15.73
 9.501 - 10.000.........................     151          17,756,586           20.08
10.001 - 10.500.........................     127          16,143,301           18.25
10.501 - 11.000.........................      81           7,928,972            8.96
11.001 - 11.500.........................      44           4,801,249            5.43
11.501 - 12.000.........................      46           4,171,374            4.72
12.001 - 12.500.........................      16           1,285,564            1.45
12.501 - 13.000.........................       9             744,615            0.84
13.001 - 13.500.........................       7             691,646            0.78
13.501 - 14.000.........................       8             542,020            0.61
14.001 - 14.500.........................      21           1,387,394            1.57
14.501 - 15.000.........................       4             313,777            0.35
                                             ---         -----------          ------
    Total...............................     746         $88,449,778          100.00%

        The weighted average Minimum Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately 10.033% per annum.

               GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Gross Margin(%)                            of Loans    the Cut-off Date    the Cut-off Date
--------------                             --------   -----------------   -----------------
3.501-4.000.............................       3             170,764            0.19
4.001-4.500.............................       9             749,311            0.85
4.501-5.000.............................      33           4,494,015            5.08
5.001-5.500.............................      28           4,005,774            4.53
5.501-6.000.............................     437          56,266,037           63.61
6.001-6.500.............................     145          15,024,520           16.99
6.501-7.000.............................      84           7,229,547            8.17
7.001-7.500.............................       6             469,628            0.53
7.501-8.000.............................       1              40,182            0.05
                                             ---         -----------          ------
    Total...............................     746         $88,449,778          100.00%


        The weighted average Gross Margin of the Adjustable Rate Mortgage Loans as of the Cut-off Date was approximately 5.905%.

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Month of Next Adjustment Date              of Loans    the Cut-off Date    the Cut-off Date
-----------------------------              --------   -----------------   -----------------
11/01/1997..............................       4             632,461            0.72
12/01/1997..............................      31           5,358,244            6.06
01/01/1998..............................      40           4,515,626            5.11
02/01/1998..............................      29           3,627,574            4.10
03/01/1998..............................       4             251,140            0.28
04/01/1998..............................       1              76,804            0.09
06/01/1998..............................       9           1,455,019            1.65
07/01/1998..............................      26           3,779,798            4.27
08/01/1998..............................      16           2,527,570            2.86
09/01/1998..............................       3             658,089            0.74
10/01/1998..............................       1             171,895            0.19
03/01/1999..............................       2             170,463            0.19
04/01/1999..............................       1              25,858            0.03
05/01/1999..............................      18           1,721,907            1.95
06/01/1999..............................     154          16,769,986           18.96
07/01/1999..............................     213          25,424,292           28.74
08/01/1999..............................     183          19,817,723           22.41
09/01/1999..............................       3             428,500            0.48
06/01/2000..............................       1             171,457            0.19
07/01/2000..............................       5             417,790            0.47
08/01/2000..............................       1              99,953            0.11
06/01/2002..............................       1             347,629            0.39
                                             ---         -----------          ------
    Total...............................     746         $88,449,778          100.00%


        As of the Cut-off Date, the weighted average next Adjustment Date of the Adjustable Rate Mortgage Loans was April, 1999.


          INITIAL FIXED RATE PERIODS AND ORIGINAL TERMS TO MATURITY OF
                         ADJUSTABLE RATE MORTGAGE LOANS

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
   Initial Fixed Term/                      Number    Outstanding as of   Outstanding as of
Original Term to Maturity                  of Loans    the Cut-off Date    the Cut-off Date
-------------------------                  --------   -----------------   -----------------
Two Years/Thirty Years..................     574          64,701,444            73.15
Six Months/Various Years................     108          14,377,202            16.25
One Year/Thirty Years...................      53           8,248,637             9.33
Three Years/Thirty Years................       7             689,201             0.78
Five Years/Thirty Years.................       1             347,629             0.39
Two Years/Fifteen Years.................       3              85,665             0.10
                                             ---         -----------           ------
    Total...............................     746         $88,449,778           100.00%

           PERIODIC RATE ADJUSTMENT CAPS OF ADJUSTABLE RATE MORTGAGES

                                                          Aggregate        % of Aggregate
                                                      Principal Balance   Principal Balance
                                            Number    Outstanding as of   Outstanding as of
Periodic Rate Cap                          of Loans    the Cut-off Date    the Cut-off Date
-----------------                          --------   -----------------   -----------------
1.00%...................................     745          88,413,811           99.96
1.50%...................................       1              35,967            0.04
                                             ---         -----------         -------
    Total...............................     746         $88,449,778          100.00%


The Index

        As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on each Adjustable Rate Mortgage Loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to such Adjustment Date or (ii) as of the first business day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note.

        In the event that the Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

        The table below sets forth historical average rates of six-month LIBOR for the months indicated as made available from FNMA, which rates may differ from the rates of the Index, which is six-month LIBOR as published in The Wall Street Journal as described above. The table does not purport to be representative of the subsequent rates of the Index which will be used to determine the Mortgage Rate on each Adjustable Rate Mortgage Loan.

                                                                  Year
                                          ------------------------------------------------------
Month                                     1997   1996   1995   1994   1993   1992    1991   1990
-----                                     ----   ----   ----   ----   ----   ----    ----   ----
January.................................  5.71   5.34%  6.69%  3.39%  3.44%  4.25%   7.13%  8.44%
February................................  5.68   5.29   6.44   4.00   3.33   4.38    6.89   8.44
March...................................  5.96   5.52   6.44   4.25   3.38   4.55    6.53   8.69
April...................................  6.08   5.42   6.31   4.63   3.31   4.27    6.31   9.00
May.....................................  6.01   5.64   6.06   5.00   3.44   4.25    6.19   8.50
June....................................  5.94   5.84   5.88   5.25   3.56   4.13    6.56   8.44
July....................................  5.83   5.92   5.88   5.33   3.56   3.63    6.31   8.05
August..................................  5.86   5.74   5.94   5.33   3.44   3.63    5.88   8.19
September...............................         5.75   5.99   5.69   3.38   3.31    5.69   8.42
October.................................         5.58   5.95   6.00   3.50   3.64    5.36   8.06
November................................         5.55   5.74   6.44   3.52   3.89    4.94   8.38
December................................         5.62   5.56   7.00   3.50   3.64    4.25   7.56



Underwriting Standards; Representations

        The Mortgage Loans will be acquired by the Depositor from the Mortgage Loan Seller on the Closing Date. All of the Mortgage Loans were originated or acquired by Ocwen Financial Services, Inc. (the "Originator"), generally in accordance with the underwriting criteria described herein. LMAC, Inc. will acquire the Mortgage Loans contemporaneously with the transfer of the Mortgage Loans by LMAC, Inc. to the Depositor.

        The Originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. All of the Mortgage Loans were also underwritten with a view toward the resale thereof in the secondary mortgage market. While the Originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the Originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to- income ratio ("Debt Ratio"), as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders at any time (including at origination), in which case the combined loan-to-value ratios of such related mortgage loans may not exceed 100%. The Originator, however, will not itself provide second lien financing on a mortgaged property. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC standards which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. Unless prohibited by state law or otherwise waived by the Originator upon payment by the related mortgagor of higher origination fees and a higher Mortgage Rate, a majority of the Mortgage Loans provide for the payment by the mortgagor of a prepayment charge in limited circumstances on certain full or partial prepayments made within one year, two years, three years or five years from the date of origination of the related Mortgage Loan as described under "--General" above. The amount of the prepayment charge is as provided in the related Mortgage Note but is generally equal to six months' interest on any amounts prepaid in excess of 20% of the then outstanding principal balance of the related Mortgage Loan in any 12 month period.

        As a result of the Originator's underwriting criteria, changes in the values of Mortgaged Properties may have a greater effect on the Originator's delinquency, foreclosure and loss experience than on those of lenders whose mortgage loans are originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. Approximately 53.0% and 9.7% of the Fixed Rate Mortgage Loans, each by aggregate principal balance of the related Mortgage Loans as of the Cut-off Date, are secured by Mortgaged Properties located in the State of California and Florida. Approximately 23.1% and 10.8% of the Adjustable Rate Mortgage Loans, each by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are secured by Mortgaged Properties located in the States of California and Illinois, respectively. If the California, Florida or Illinois residential real estate markets should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially.

        All originations by the Originator of one- to four-family residential mortgage loans are based on loan application packages submitted through approved correspondents and brokers. Such loan application packages, which generally contain relevant credit, property and underwriting information on the loan request, are compiled by the applicable correspondent or broker and submitted to the Originator for approval and purchase. The correspondents and brokers receive all or a portion of the loan origination fee charged to the borrower at the time the loan is made. As part of their quality control procedures, the Originator maintains a file with respect to each correspondent and broker including a copy of such correspondent's or broker's license and reports of any complaints received with respect to such correspondent or their brokers.

        Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. Properties that are to secure single-family (otherwise referred to herein as one- to four-family) mortgage loans are appraised or reviewed by qualified independent appraisers who are approved by the Originator's internal appraisal department. Such appraisers inspect the interior and/or exterior and appraise the subject property and report the property condition. Following each inspection, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and FHLMC. Every independent appraisal is reviewed by either the Originator or by another independent appraiser approved by the Originator before the mortgage loan is made and to the extent that such review appraisal determines a market value more than five percent less than the market value determined by the initial appraisal, such review appraisal is used in place of the initial appraisal.

        The Mortgage Loans were underwritten by the Originator's regular lending divisions pursuant to the Originator's "Full Documentation," "Lite Documentation," and "Stated Income Documentation" residential loan programs. Under each of the programs, the Originator's regular lending divisions review the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation, review the credit history of the applicant, calculate the Debt Ratio to determine the applicant's ability to repay the loan, review the type and use of the property being financed and review the property for compliance with the Originator's standards. In determining the ability of the applicant to repay the loan, the Originator uses the interest rate of the loan being applied for (the "Qualifying Rate"). The Originator's underwriting standards are applied in a standardized procedure which complies with applicable federal and state laws and regulations and requires their underwriters and/or the in-house appraiser to be satisfied that the value of the property being financed, as indicated by an appraisal and a review appraisal, currently supports the outstanding loan balance.

        In general, the maximum loan amount for mortgage loans originated under the regular lending program is $750,000; however, mortgage loans on a case by case basis may be originated for a higher loan amount. None of the Mortgage Loans has a principal balance at origination higher than $1,280,000. The Originator underwrites one- to four-family loans with Loan-to-Value Ratios at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and Debt Ratio, as well as the type and use of the property. Under each class of underwriting criteria, the maximum combined loan-to-value ratio at origination, including any then existing second deeds of trust subordinate to the Originator's first deed of trust, is 100%. The Originator, however, will not itself provide second lien financing on a mortgaged property. Generally, none of the mortgage loans originated or acquired by the Originator will be covered by a primary mortgage insurance policy.

        The Originator verifies the income of each borrower and the source of funds under their various programs as follows: under the Full Documentation program, borrowers are generally required to submit verification of stable income for a two year period. Under the Lite Documentation program, borrowers are generally required to submit verification of stable employment for the past six months. Under the Stated Income program, the borrowers may be qualified based upon the monthly income stated on the mortgage application, without verification. The income stated must be reasonable and customary for the borrower's line of work and a copy of the business license is required or other generally acceptable evidence of business conduct. Under all of the programs, the correspondent, or an Originator if originated by an Originator, generally performs a telephone verification of the borrower's employment. For self-employed borrowers the business location and telephone number must be confirmed through an independent source, such as directory assistance or a published telephone directory.

        The Originator uses the following categories and characteristics as guidelines to grade the mortgage loans:

"A" RISK. Under the "A" risk category, account ratings cannot be greater than 30-days past due. A maximum of 0x30-day late payment in the last 12 months, and 1x30 day late payment in the last 24 months is acceptable (or 0x30 for mortgage loans originated under the Lite Documentation and Stated Income Documentation programs). No 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e. the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. All judgments, garnishments and liens of record must be paid in full at funding. No bankruptcies may have occurred during the preceding 24 months and no notice of default may have occurred in the preceding 36 months. All bankruptcies must have been discharged or dismissed. Two years re-established excellent credit since discharge or dismissal is required. A maximum Loan-to-Value Ratio of 90% (or 85% for mortgage loans originated under the Lite Documentation and Stated Income Documentation programs) is permitted for a mortgage loan on a single family owner occupied property. A maximum of 85% Loan-to-Value Ratio is permitted for a mortgage loan on an owner occupied condominium or two- to four-family residential property originated under the Full Documentation program. All nonowner occupied loans have a maximum Loan-to-Value Ratio of

80% (or 75% and 70% for mortgage loans originated under the Lite Documentation or Stated Income Documentation programs, respectively). The required Debt Ratio is 45% or less.

"A-" RISK. Under the "A-" risk category, account ratings cannot be greater than 30-days past due. A maximum of 2x30-day late payments in the last 12 months is acceptable on a mortgage loan. No 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e. the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. All judgments, garnishments and liens of record must be paid in full at funding. When the Loan-to-Value Ratio is equal to 80% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. No bankruptcies may have occurred in the preceding 12 months. All bankruptcies must have been discharged or dismissed. No notice of default may have occurred in the preceding 24 months. One year of reestablished credit since discharge or dismissal is required. A maximum Loan-to-Value Ratio of 90% (or 85% for mortgage loans originated under the Lite Documentation or Stated Income Documentation programs) is permitted for a mortgage loan on a single family owner occupied property. A maximum of 85% Loan-to-Value Ratio is permitted for a mortgage loan on an owner occupied condominium or two- to four-family residential property under the Full Documentation program only. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 80% under the Full Documentation program or 75% under the Lite Documentation program (or 70% for mortgage loans originated under the Stated Income program). The maximum Debt Ratio is 50%.

"B" RISK. Under the "B" risk category, account ratings cannot be greater than 60-days past due. A maximum of 4x30 or 2x30 and 1x60 day late payments in the last 12 months is acceptable on a mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period, i.e. the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. All judgments, garnishments and liens of record must be paid in full at funding. When the Loan-to-Value Ratio is equal to 80% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. No bankruptcies may have occurred in the preceding 12 months. All bankruptcies must have been discharged or dismissed. One year's re-established credit since discharge of dismissal is required. No notice of default may have occurred in the preceding 24 months. A maximum Loan-to-Value Ratio of 85% (or 80% for mortgage loans originated under the Lite Documentation program or 80% under the Stated Income Documentation program) is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 75% under the Full Documentation, 70% under the Lite Documentation and 65% under the Stated Income Documents programs. The maximum Debt Ratio is 55%.

"C" RISK. Under the "C" risk category, account ratings cannot be greater than 90-days past due. The majority of the credit must not be currently delinquent. A maximum of 6x30 or 3x30 and 1x60 or 2x30 and 1x90 day late payments in the last 12 months is acceptable. For purposes of determination whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e. the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. When the Loan-to-Value Ratio is equal to 80% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. A mortgagor may be in Chapter 11 or Chapter 13 bankruptcy proceedings immediately prior to the mortgage loan by the Originator or have been in bankruptcy proceedings within the preceding one year if the mortgagor has remained current on existing mortgage loan payments for the preceding twelve months, has emerged from such bankrtupcy proceedings prior to or contemporaneously with the making of such mortgage loan by the Originator and the Loan-to-Value Ratio of the mortgage loan extended by the Originator does not exceed 70%. No notice of default may have occurred in the preceding 12 months. A maximum Loan-to-Value Ratio of 75% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 70% under the Full

Documentation, 65% under the Lite Documentation and 60% under the Stated Income Documentation programs. The maximum Debt Ratio is 60%.

"D" RISK. Under the "D" risk category, account ratings cannot be greater than 180-days past due in the last 12 months. A maximum 120 days past due (or over 120 days with a Loan-to-Value ratio of 70% or less) in the last 12 months is acceptable. No notice of sale can be filed on any notice of default. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e. the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. Judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. The mortgagor cannot be currently in bankruptcy on a purchase but a recent discharge or dismissal is allowed. On refinances the mortgagor can be currently in a Chapter 11 or 13 bankruptcy. The proceeds can be used to obtain the bankruptcy discharge. A maximum Loan-to-Value Ratio of 75% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 60% under the Full Documentation, 55% under the Lite Documentation and 50% under the Stated Income Documentation programs. The maximum Debt Ratio is 60%.

"D-" RISK. Under the "D-" risk category, account ratings are not taken into consideration. Notice of sale can be filed on any notice of default. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e. the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. Judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. The mortgagor can be currently in bankruptcy and proceeds can be used to obtain the bankruptcy discharge. A maximum Loan-to-Value Ratio of 70% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans are allowed at a maximum Loan-to- Value Ratio of 60% regardless of the documentation program. The maximum Debt Ratio is 60%.

EXCEPTIONS. As described above the Originator uses the foregoing categories and characteristics as guidelines only. On a case by case basis only, the Originator may determine that the prospective mortgagor warrants a risk upgrade or an exception from certain requirements of a particular risk category. A one level credit upgrade in "B" and "C" risk grade loans only may be allowed if the application reflects certain compensating factors, among others: low Loan-to-Value Ratio, stable employment, ownership of current residence of 5 or more years and condition of the property. An exception may also be granted if the applicant has tendered a minimum down payment of 20% or more, the new loan reduces the applicant's housing expense by more than 25% and if the mortgage credit history is rated 0x30 or 1x30 in the last 12 months.

    The Originator will make representations and warranties with respect to the Mortgage Loans as of the Closing Date. The Originator will be obligated to repurchase Mortgage Loans in respect of which a material breach of the representations and warranties has occurred (other than those breaches which have been cured).

Additional Information

        The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the principal payments received on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.

                           YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

        When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loan. The Policy covers Prepayment Interest Shortfalls but does not cover Relief Act Shortfalls. See "Certain Legal Aspects of the Mortgage
Loans -- Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus. Regarding those interest shortfalls attributable to full and partial prepayments by the mortgagors on the Mortgage Loans ("Prepayment Interest Shortfalls"), the Master Servicer is obligated to pay from its own funds such shortfalls, but only to the extent of one-half of its servicing compensation for the related Collection Period. See "Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses" herein. The effect of any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders. Any such shortfalls will be allocated among the Certificates as provided herein under "Description of the Certificates -- Interest Distributions" and " -- Overcollateralization Provisions."

General Prepayment Considerations

        The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor or the Mortgage Loan Seller, as the case may be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" herein, with respect to a majority of the Mortgage Loans, a prepayment may subject the related mortgagor to a prepayment charge.

        Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the Class A Certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of the Class A Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related Mortgage Loans. Further, in the case of Class A Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of Class A Certificates purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the yield to maturity of an investor in the Class A Certificates. As a result, the effect on an investor's yield of principal payments occurring on the related Mortgage Loans at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

        It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate, and the prepayment charges imposed in connection with prepayments on certain of the Mortgage Loans will have an uncertain effect on the rate and timing of prepayments on the Mortgage Loans. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Class A Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

        The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

        In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, other than as provided by the Policy as described herein, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool -- Underwriting Standards; Representations" herein.

Balloon Mortgage Loans

        The Balloon Mortgage Loans in the Trust Fund will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Balloon Mortgage Loans involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to fully refinance the Balloon Mortgage Loan or to sell the related Mortgaged Property at a price sufficient to permit the mortgagor to make the Balloon Payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by residential property. Because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to refinance the Balloon Mortgage Loan or to sell the related Mortgaged Property, there is a risk that the Balloon Mortgage Loans may default at maturity. Any defaulted Balloon Payment that extends the maturity of a Balloon Mortgage Loan may delay distributions of principal on the Class A Certificates and thereby extend the weighted average life of the Class A Certificates and, if the Class A Certificates were purchased at a discount, reduce the yield thereon.

Special Yield Considerations with respect to the Mortgage Loans

        Because the Mortgage Rates on the Fixed Rate Mortgage Loans are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to the Class A Certificates were to rise, the market value of the Class A Certificates may decline in cases where the Pass-Through Rate did not increase accordingly.

        The Mortgage Rates on the Adjustable Rate Mortgage Loans adjust semi-annually based upon the Index, whereas the Pass-Through Rate on the Class A Certificates adjusts monthly based upon One-Month LIBOR as described under "Description of the Certificates -- Calculation of One-Month LIBOR" herein, subject to the Available Funds Pass-Through Rate and the Maximum Pass Through Rate, with the result that increases in the Pass-Through Rate on the Class A Certificates may be limited for extended periods in a rising interest rate environment. In addition, because the Pass-Through Rate is determined, to some extent, by the Mortgage Rates on the Fixed Rate Mortgage Loans, in certain instances, such limitation may be a permanent one. Investors should note that approximately 83.7% of the Adjustable Rate Mortgage Loans are Delayed First Adjustment Mortgage Loans. The interest due on the Adjustable Rate Mortgage Loans during any Collection Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Class A Certificates during the related Interest Accrual Period, however, any such shortfall will be payable to the holders of the Class A Certificates as limited by the Maximum Pass-Though Rate to the extent and in the priority provided herein. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in a Basis Risk Shortfall to holders of the Class A Certificates. The Policy does not cover Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls.

Weighted Average Lives

        Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

        Distributions of principal to the holders of the Class A Certificates will be made on a pro rata basis. The weighted average life of the Class A Certificates will be affected by the rates of prepayment on the Mortgage Loans.

        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate for the Fixed Rate Mortgage Loans of 100% of the Prepayment Vector, and a prepayment rate for the Adjustable Rate Mortgage Loans of 25% CPR. A 100% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of 4% CPR in the first month of the life of such pool, such rate increasing by an additional approximate 1.636% CPR each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining at 22% CPR for the remainder of the life of such pool. An 80% Prepayment Vector assumes, for example, that the outstanding balance of a pool of mortgage loans prepays at a rate of 3.2% CPR in the first month of the life of such pool, such rate increasing by an additional approximate 1.309% CPR each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining at 17.6% CPR for the remainder of the life of such pool. No representation is made that the Fixed Rate Mortgage Loans will prepay at the above-described rates or any other rate. The Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 25% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Adjustable Rate Mortgage Loans will prepay at 25% CPR or any other rate.



                              Prepayment Scenarios



                                     Scenario 1        Scenario 2      Scenario 3       Scenario 4      Scenario 5
                                     ----------        ----------      ----------       ----------      ----------
Fixed Rate Mortgage Loans(1)             0%                50%             100%           150%            200%
Adjustable Rate Mortgage Loans(2)        0%                15%              25%            40%             50%

-------
(1) As a percentage of the Prepayment Vector.
(2) As a constant prepayment rate (CPR).

        The table following the next paragraph indicates the percentage of the initial Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of the Class A Certificates. The table is based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of 26 Mortgage Loans with the characteristics set forth in the table below, (ii) distributions on such Certificates are received, in cash, on the 25th day of each month, commencing in October 1997, (iii) the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (v) none of the Depositor, the Mortgage Loan Seller, the majority holder of the Subordinated Certificates, the Insurer, the Master Servicer or any other person purchases from the Trust Fund any Mortgage Loan pursuant to any obligation or option under the Agreement, except as indicated in footnote two in the tables, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in October 1997, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in September 1997, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to maturity and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, (ix) the Certificates are purchased on September 25, 1997, (x) the Index remains constant at 5.84375% per annum and the Mortgage Rate on each Adjustable Rate Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi) One-Month LIBOR remains constant at 5.65625% per annum, (xii) the monthly payment on each Adjustable Rate Mortgage Loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above and
(xiii) the Aggregate Expense Rate is 0.71%.

                      Assumed Mortgage Loan Characteristics



                                            Original   Remaining     Months to
 Principal Balance                            Term        Term          Next                    Maximum    Initial    Sugsequent
     as of the   Fixed Rate or   Mortgage  to Maturity  to Maturity  Adjustment      Gross      Mortgage   Periodic   Periodic Rate
   Cut-off Date   Adjustable Rate  Rate(%)  (Months)     (Months)       Date        Margin(%)   Rate(%)   Rate Cap(%)   Cap(%)
$  707,369.94       Fixed         10.880        360       358(1)         N/A           N/A         N/A     N/A             N/A
 1,623,132.63       Fixed         10.336        180       177            N/A           N/A         N/A     N/A             N/A
   120,303.05       Fixed          9.750        240       238            N/A           N/A         N/A     N/A             N/A
11,300,262.87       Fixed         10.426        360       359            N/A           N/A         N/A     N/A             N/A
   632,460.58    Adjustable        9.559        360       354             3           6.229       15.547   1.27            1.00
 5,358,243.50    Adjustable        9.707        360       358             4           5.911       16.207   1.00            1.00
 4,515,625.73    Adjustable        9.557        360       359             5           5.833       16.056   1.00            1.00
 3,627,574.47    Adjustable        9.271        360       360             6           5.506       15.770   1.00            1.00
   251,140.00    Adjustable       10.088        360       360             7           5.293       16.585   1.00            1.00
    76,803.53    Adjustable        9.400        360       356             8           6.125       15.900   1.00            1.00
 1,455,018.81    Adjustable        9.760        360       358            10           5.716       16.260   1.10            1.00
 3,779,797.98    Adjustable       10.036        360       359            11           5.895       16.536   2.03            1.00
 2,527,570.38    Adjustable        9.239        360       360            12           5.591       15.738   1.00            1.00
   658,089.15    Adjustable       11.885        360       357            13           6.122       18.385   1.52            1.00
   171,894.89    Adjustable       11.750        360       350            14           7.000       18.250   3.00            1.00
   170,463.27    Adjustable       11.598        360       356            19           7.000       18.098   3.00            1.00
    25,857.80    Adjustable       11.500        360       356            20           6.950       18.000   3.00            1.00
 1,721,906.75    Adjustable       10.580        360       357            21           5.988       17.079   2.80            1.00
16,769,986.41    Adjustable       10.012        360       358            22           5.970       16.511   3.00            1.00
25,424,291.98    Adjustable       10.082        360       359            23           5.923       16.585   2.99            1.00
19,817,723.01    Adjustable       10.324        360       360            24           5.924       16.823   2.99            1.00
   428,500.00    Adjustable       12.633        360       360            25           6.481       19.133   2.00            1.00
   171,457.09    Adjustable        8.250        360       358            34           6.000       14.750   3.00            1.00
   417,790.31    Adjustable        9.892        360       359            35           6.014       16.390   3.00            1.00
    99,953.25    Adjustable        9.740        360       360            36           5.375       16.240   3.00            1.00
   347,629.12    Adjustable        8.250        360       358            58           5.750       14.750   3.00            1.00


-------------------------------
(1)  Remaining term to stated maturity is 178 months.

        There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the following table. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding (and the weighted average life) of the Class A Certificates set forth in the table. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the table set forth below and, since it is not likely the level of the Index will remain constant as assumed, the Class A Certificates may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the table indicates the weighted average life of the Class A Certificates and sets forth the percentages of the initial Certificate Principal Balance that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the prepayment assumption.



  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A CERTIFICATES
      OUTSTANDING AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION



Date                                 Scenario 1      Scenario 2       Scenario 3        Scenario 4       Scenario 5
----                                 ----------      ----------       ----------       -----------      ------------

Closing Date                           100              100              100              100              100
September 25, 1998                      96               83               73               59               50
September 25, 1999                      96               70               54               35               24
September 25, 2000                      95               59               40               20               10
September 25, 2001                      95               50               30               13                6
September 25, 2002                      94               42               23                8                3
September 25, 2003                      93               36               17                5                1
September 25, 2004                      92               30               13                3                0
September 25, 2005                      91               26                9                1                0
September 25, 2006                      90               22                7                1                0
September 25, 2007                      89               18                5                0                0
September 25, 2008                      88               16                4                0                0
September 25, 2009                      86               13                3                0                0
September 25, 2010                      84               11                2                0                0
September 25, 2011                      82                9                1                0                0
September 25, 2012                      80                8                1                0                0
September 25, 2013                      77                6                0                0                0
September 25, 2014                      75                5                0                0                0
September 25, 2015                      72                4                0                0                0
September 25, 2016                      69                3                0                0                0
September 25, 2017                      65                3                0                0                0
September 25, 2018                      62                2                0                0                0
September 25, 2019                      57                2                0                0                0
September 25, 2020                      52                1                0                0                0
September 25, 2021                      47                1                0                0                0
September 25, 2022                      41                0                0                0                0
September 25, 2023                      34                0                0                0                0
September 25, 2024                      27                0                0                0                0
September 25, 2025                      19                0                0                0                0
September 25, 2026                       9                0                0                0                0
September 25, 2027                       0                0                0                0                0

Weighted Average Life in
years(1) ....................          21.13            5.71             3.32             1.95             1.44

Weighted Average Life in
years(2) ....................          21.09            5.31             3.06             1.79             1.32


-----------------
(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Residual Certificates exercises its option to purchase the Mortgage Loans. See "Pooling and Servicing Agreement -- Termination" herein.

        There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the table above, or to any other level, or that the actual weighted average life of the Class A Certificates of any class will conform to any of the weighted average live set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average life of the Class A Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment or Index level assumptions.

        The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or that, in the case of an Adjustable Rate Mortgage Loan, the level of the Index will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and, in the case of Adjustable Rate Mortgage Loans, the level of the Index is consistent with the expectations of investors.

                        DESCRIPTION OF THE CERTIFICATES

General

        The Certificates will consist of three classes of certificates, designated as (i) the Class A Certificates (the "Class A Certificates"), (ii) the Class X Certificates (the "Class X Certificates") and (iii) the Class R Certificates (the "Residual Certificates"). Only the Class A Certificates are offered hereby. The Class X Certificates and the Class R Certificates are referred to herein collectively as the "Subordinated Certificates." The Subordinated Certificates, which are not being offered hereby, will initially be held by the Mortgage Loan Seller and may be sold at any time on or after the Closing Date in accordance with the Agreement.

        The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of conventional, one- to four-family, first lien mortgage loans having original terms to maturity ranging from 15 years to 30 years (the "Mortgage Loans"). The Mortgage Pool consists of fixed-rate Mortgage Loans (the "Fixed Rate Mortgage Loans") having an aggregate principal balance as of the Cut-off Date of approximately $13,751,068, and adjustable-rate Mortgage Loans (the "Adjustable Rate Mortgage Loans") having an aggregate principal balance as of the Cut-off Date of approximately $88,449,778, in each case subject to a permitted variance as described under "The Mortgage Pool" herein.

        The Class A Certificates in the aggregate will have an initial Certificate Principal Balance of approximately $102,200,847. The Pass-Through Rate on the Class A Certificates is adjustable and is calculated as described under " -- Pass-Through Rate" herein. The Class A Certificates in the aggregate initially evidence an interest of 100% in the principal of the Trust Fund. The Class A Certificates will initially have an aggregate Certificate Principal Balance equal to the aggregate principal balance as of the Cut-off Date of the Mortgage Loans.

        The Class A Certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No Certificate Owner will be entitled to receive a certificate representing such person's interest, except as set forth below under " - Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Class A Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Class A Certificates shall refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Class A Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book Entry Registration and Definitive Certificates" herein.

        All distributions to holders of the Class A Certificates, other than the final distribution on the Class A Certificates, will be made by or on behalf of the Trustee to the persons in whose names such Class A Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made either (i) by check mailed to the address of each such Certificateholder as it appears in the Certificate Register or (ii) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Class A Certificates having an aggregate initial Certificate Principal Balance that is in excess of $5,000,000 by wire transfer in immediately available funds to the account of such Certificateholder specified in the request. The final distribution on the Class A Certificates will be made in like manner, but only upon presentment and surrender of such Class A Certificates at the corporate trust office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

Book-Entry Registration and Definitive Certificates

        The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Class A Certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No Certificate Owner will be entitled to receive a certificate representing such person's interest, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Class A Certificates refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Class A Certificates refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Class A Certificates, for distribution to Certificate Owners in accordance with DTC procedures.

        Holders of Certificates may hold their Certificates through DTC (in the United States) or CEDEL, S.A. ("CEDEL") or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems

        CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

        Transfers between Participants (as defined below) will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants (each as defined below) will occur in accordance with their respective rules and operating procedures.

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is




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

available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

        Beneficial owners of the Class A Certificates ("Certificate Owners") or prospective owners, as the case may be, that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates may do so only through Participants and Indirect Participants. In addition, such Certificate Owners will receive all distributions of principal and interest on the Class A Certificates from the Trustee or the applicable paying agent through DTC and its Participants. Under a book-entry format, Certificateholders may receive payments after the related Distribution Date because, while payments are required to be forwarded to CEDE & Co., as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only "Certificateholder" (as such term is used in the Agreement) will be CEDE & Co., as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificate Owners under the Agreement only indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

        Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain other entities, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

        Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

        CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a




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

professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

        Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

        Certificates initially issued as Book-Entry Certificates will be issued as Definitive Certificates only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depository with respect to the Certificates and the Servicer is unable to locate a




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qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, if holders of Class A Certificates evidencing not less than 51% of the Voting Rights advise the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interests of Certificate Owners.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Upon surrender by DTC of the certificate or certificates representing such Certificates and instructions for reregistration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement and such holders of Definitive Certificates will deal directly with the Trustee with respect to transfers, notices and distributions. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Agreement will provide that the applicable Certificateholders will be notified of such event.

Pass-Through Rate

        The Pass-Through Rate on the Class A Certificates on each Distribution Date after the first Distribution Date will be a rate per annum equal to the lesser of (i) One-Month LIBOR (as defined herein) plus 0.21%, in the case of each Distribution Date through and including the Distribution Date on which the Aggregate Principal Balance (as defined herein) of the Mortgage Loans is reduced to 10% or less of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus 0.42% per annum, in the case of any Distribution Date thereafter and (ii) the weighted average of the Mortgage Rates on the Mortgage Loans as of the first day of the related Collection Period, less the Aggregate Expense Rate (the "Adjusted WAC Rate"). The "Aggregate Expense Rate" equals the sum of (a) the Servicing Fee Rate, (b) the Trustee Fee Rate,
(c) the Insurance Premium Rate and (d) commencing on the sixth Distribution Date, 0.75% per annum. The sum of the Servicing Fee Rate, the Trustee Fee Rate and the Insurance Premium Rate will be approximately 0.71% per annum. For the first Distribution Date, the Pass-Through Rate on the Class A Certificates will be set two business days prior to the Closing Date.

        With respect to any Distribution Date, to the extent that (a) the amount payable if clause (i) of the definition of Pass-Through Rate above is used to calculate interest exceeds (b) the Adjusted WAC Rate (the "Basis Risk Shortfall"), the holders of the Class A Certificates will be entitled to the amount of such Basis Risk Shortfall with interest thereon at the Pass-Through Rate for such Certificates applicable from time to time after certain distributions to the Insurer but before the Subordinated Certificates are entitled to any distributions. The Class A Certificateholders will be entitled to receive the amount of such Basis Risk Shortfall from a reserve fund (the "Basis Risk Reserve Fund") established pursuant to an agreement (the "Interest Rate Cap Agreement") entered into by the Mortgage Loan Seller which is secured by the Class X Certificates and payments thereon. Notwithstanding the foregoing, the amount of the Basis Risk Shortfall for any Distribution Date may not exceed the excess of (x) the amount payable at the Maximum Class A Pass-Through Rate over (y) the amount payable at the Adjusted WAC Rate. The "Unpaid Basis Risk Shortfall" for the Class A Certificates on any Distribution Date is equal to the aggregate of all Basis Risk Shortfalls for any previous Distribution Dates, together with interest thereon at the Pass-Through Rate, less all payments made to the holders of the Class A Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date. The Policy will not cover Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls. See "Description of the Certificates -- Overcollateralization Provisions" and " -- Financial Guaranty Insurance Policy" herein.

        The "Maximum Class A Pass-Through Rate" for any Distribution Date is a per annum rate equal to the weighted average of the Maximum Mortgage Rates (as defined herein) less the Aggregate Expense Rate.

        The Pass-Through Rate on the Class A Certificates for the current Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the Trustee at (713) 216-4181.



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Interest Distributions

        Distributions in respect of interest on each Distribution Date will be made to the holders of the Class A Certificates in an amount equal to the Interest Distribution Amount.

        The Interest Distribution Amount on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance thereof immediately prior to such Distribution Date at the then applicable Pass-Through Rate, reduced (to not less than zero), by any shortfalls resulting from the application of the Relief Act.

        Distributions of the Interest Distribution Amount will be made on each Distribution Date, commencing with the first Distribution Date. The Interest Accrual Period for any Distribution Date is the period commencing on the preceding Distribution Date (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date, and all distributions of interest will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

        Subject to the terms of the Policy, any interest losses allocable to the Class A Certificates (other than shortfalls resulting from the application of the Relief Act, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls) will be covered under the Policy. Notwithstanding the foregoing, if payments are not made as required under the Policy, any such interest losses may be allocated to the Class A Certificates.

        The Certificate Principal Balance of a Class A Certificate outstanding at any time represents the then maximum amount that the holder thereof is thereafter entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Principal Balance of a Class A Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein.

Calculation of One-Month LIBOR

        The Pass-Through Rate on the first Distribution Date will be determined on the second business day preceeding the Closing Date. Thereafter, on the second business day preceding each Distribution Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("One-Month LIBOR") for the next Interest Accrual Period on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuter Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuter Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuter Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor or the Mortgage Loan Seller.

        On each Interest Determination Date, One-Month LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

                (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).



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

                (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

        The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Class A Certificates

        Holders of the Class A Certificates will be entitled to receive on each Distribution Date the Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will be the lesser of:

                (a) the excess of the Available Distribution Amount over the Interest Distribution Amount; and

                (b)     the sum of:

                                (i) the principal portion of all scheduled
                        monthly payments on the Mortgage Loans due during the related Due Period to the extent received or advanced by the Master Servicer;

                                (ii) the principal portion of all proceeds of
                        the repurchase of a related Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the related Prepayment Period;

                                (iii) the principal portion of all other
                        unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the related Mortgage Loans;

                                (iv) the principal portion of any Realized
                        Losses incurred (or deemed to have been incurred) on any related Mortgage Loans in the calendar month preceding such Distribution Date to the extent covered by Net Monthly Excess Cashflow (as defined herein) for such Distribution Date; and

                                (v) the amount of any Subordination Increase
                        Amount (as defined herein) for such Distribution Date;

                        minus

                                (vi) the amount of any Subordination Reduction
                        Amount (as defined herein) for such Distribution Date.

        Notwithstanding the foregoing, as described under "-Overcollateralization Provisions" herein, no amounts will be distributed to the holders of the Class A Certificates pursuant to clause (v) above except to the extent of any Net Monthly Excess Cashflow remaining after payment to the holders of the Class A Certificates of all amounts in respect of Realized Losses pursuant to clause (iv) above and payment to the Insurer of the full amount of any



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Cumulative Insurance Payments. As of any Distribution Date, "Cumulative
Insurance Payments" refers to the aggregate of any payments (other than those attributable to Excess Bankruptcy Losses, Excess Fraud Losses and Excess Special Hazard Losses) made by the Insurer under the Policy to the extent not previously reimbursed, plus interest thereon.

        In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A Certificates.

        The "Available Distribution Amount" for the Class A Certificates for any Distribution Date is equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, of (i) the aggregate amount of monthly payments on the related Mortgage Loans due on the related Due Date and received by the Trustee on or prior to the related Distribution Date, after deduction of the Servicing Fee, the Trustee Fee and the premium payable with respect to the Policy, (ii) certain unscheduled payments in respect of the related Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the preceding calendar month and (iii) all Monthly Advances with respect to the related Mortgage Loans received by the Trustee for such Distribution Date.

        In addition, on each Distribution Date, funds received as a result of a claim under the Policy in respect of the principal portion of Realized Losses allocated to the Class A Certificates will be distributed by or on behalf of the Trustee to the holders of such Certificates. See " -- Financial Guaranty Insurance Policy" herein.

        The Stated Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination.

Overcollateralization Provisions

        The Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the Class A Certificates, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for any Distribution Date is equal to the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amount payable to the holders of the Class A Certificates and (B) the amount described in clauses (b)(i)-(iii) of the definition of Principal Distribution Amount.

        With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

        first, to the holders of the Class A Certificates in an amount equal to any interest shortfalls (other than Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, shortfalls resulting from the application of the Relief Act, Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls) and the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans;

        second, to the Insurer, in an amount equal to any Cumulative Insurance Payments;

        third, to the holders of the Class A Certificates, in an amount equal to the Subordination Increase Amount;

        fourth, to the holders of the Class A Certificates, in an amount equal to any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer and any shortfalls resulting from the application of the Relief Act with respect to the Mortgage Loans;

        fifth, to the holders of the Class A Certificates in an amount equal to any Basis Risk Shortfall;

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

        sixth, to the holders of the Class A Certificates, in an amount equal to any Unpaid Basis Risk Shortfall;

        seventh, to the Insurer, any amounts remaining due to the Insurer under the terms of the Insurance Agreement (other than those attributable to Excess Bankruptcy Losses, Excess Fraud Losses and Excess Special Hazard Losses);

        eighth, to the holders of the Class X Certificates; and

        ninth, to the holders of the Residual Certificates.

        With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans immediately following such Distribution Date over (b) the Certificate Principal Balance of the Class A Certificates as of such date (after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Distribution Amount, on such Distribution Date) is the "Subordinated Amount" as of such Distribution Date. Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Subordinated Amount exceeds the Subordinated Amount as of such Distribution Date is a "Subordination Increase Amount." The required level of the Subordinated Amount with respect to a Distribution Date is the "Required Subordinated Amount" with respect to such Distribution Date. With respect to any Distribution Date, the Required Subordinated Amount will be an amount equal to 3.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, subject to increase ("step up") or, after three years, decrease ("step down"), upon the occurrence of certain loss and delinquency triggers with respect to the Mortgage Pool set forth in the Agreement.

        In the event that the Required Subordinated Amounts are required to step up on any Distribution Date, the Agreement provides that all Net Monthly Excess Cashflow remaining after the distributions described in clauses first through third above will be distributed in respect of the Subordination Increase Amount until the Subordinated Amount equals the Required Subordinated Amount.

        In the event that the Required Subordinated Amount is permitted to step down on any Distribution Date, the Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates on such Distribution Date shall be distributed to the holders of the Subordinated Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates, relative to the amortization of the Mortgage Loans, and of reducing the Subordinated Amount. With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount over (b) the Required Subordinated Amount is the "Excess Subordinated Amount." If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the Required Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on such Distribution Date shall instead be distributed to the holders of the Subordinated Certificates in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution specified in clauses (b)(i)-(iii) of the definition of Principal Distribution Amount, on such Distribution Date; such amount being the "Subordination Reduction Amount" for such Distribution Date.

Financial Guaranty Insurance Policy

        The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. A form of the Policy may be obtained, upon request, from the Depositor.

        Simultaneously with the issuance of the Class A Certificates, the Insurer will deliver the Policy to the Trustee for the benefit of the holders of the Class A Certificates. Under the Policy, the Insurer will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the holders of the

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Class A Certificates the full and complete payment of Insured Payments with respect to the Class A Certificates, calculated in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Class A Certificates or the Agreement except amendments or modifications to which the Insurer has given its prior written consent. "Insured Payments" shall mean with respect to the Class A Certificates as of any Distribution Date (i) any shortfall in amounts available in the Distribution Account (as defined in the Agreement) to pay the Interest Distribution Amount for the related Interest Accrual Period, (ii) the principal portion of any Realized Losses allocated to the Class A Certificates and, without duplication, the excess, if any, of (a) the aggregate Certificate Principal Balance of the Class A Certificates then outstanding over (b) the aggregate principal balances of the Mortgage Loans then outstanding and (iii) without duplication of the amount specified in clause (ii), the aggregate Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Agreement. The Policy does not cover Relief Act Shortfalls, Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls.

        If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Insurer will pay such amount out of funds of the Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Insurer from the Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of Class A Certificates is required to return principal or interest distributed with respect to a Class A Certificate during the Term of the Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of such holder of Class A Certificates that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by such holder of Class A Certificates, in such form as is reasonably required by the Insurer and provided to such holder of Class A Certificates by the Insurer, irrevocably assigning to the Insurer all rights and claims of such holder of Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Insurer from the Trustee of the items referred to in clauses
(A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or holder of Class A Certificates directly (unless a holder of Class A Certificates has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Agreement.

        Payment of claims under the Policy will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

        The terms "Receipt" and "Received," with respect to the Policy, mean actual delivery to the Insurer and to its fiscal agent appointed by the Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

        Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed. The Insurer's obligations under the Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

        "Term of the Policy" means the period from and including the date of issuance of the Policy to and including the date on which the Certificate Principal Balances of the Class A Certificates are zero, plus such additional period, to the extent specified in the Policy, during which any payment on the Class A Certificates could be avoided in whole or in part as a preference payment.

        The Insurer shall be subrogated to the rights of the holders of the Class A Certificates to receive payments of principal and interest, as applicable, with respect to distributions on the Class A Certificates to the extent of any payment by the Insurer under the Policy. To the extent the Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the holders of the Class A Certificates, the Insurer will be subrogated to the rights of the holders of the Class A Certificates, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of Class A Certificates for purposes of payment.

        Claims under the Policy constitute direct unsecured and unsubordinated obligations of the Insurer, and will rank equally with any other unsecured and unsubordinated obligations of the Insurer except for certain obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Policy by its terms may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions (as defined therein). The Policy is governed by the laws of the State of New York. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

        To the fullest extent permitted by applicable law, the Insurer agrees under the Policy not to assert, and waives, for the benefit of each holder of Class A Certificates, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

        Pursuant to the terms of the Agreement, unless an Insurer Default exists, the Insurer will be entitled to exercise certain rights of the holders of the Class A Certificates, without the consent of such Certificateholders, and the holders of the Class A Certificates may exercise such rights only with the prior written consent of the Insurer. See "Pooling and Servicing Agreement
-- Voting Rights" and " -- Certain Matters Regarding the Insurer" herein.

        The Depositor, the Mortgage Loan Seller, the Master Servicer, the Originator and the Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Depositor, the Mortgage Loan Seller and the Originator will agree to reimburse, with interest, the Insurer for amounts paid pursuant to claims under the Policy. The Depositor, the Mortgage Loan Seller and the Originator will further agree to pay the Insurer all reasonable charges and expenses which the Insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Fund. An event of default by the Mortgage Loan Seller or the Originator under the Insurance Agreement will constitute an Event of Default by the Master Servicer under the Agreement and allow the Insurer, among other things, to direct the Trustee to terminate the Master Servicer. An "event of default" by the Mortgage Loan Seller or the Originator under the Insurance Agreement includes (i) a failure by the Originator or the Mortgage Loan Seller to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) the untruth or incorrectness in any material respect of any representation or warranty of the Originator or the Mortgage Loan Seller in the Insurance Agreement or certain other documents or of the Master Servicer in the Agreement, (iii) a failure by the Originator, the Mortgage Loan Seller or the Master Servicer to perform or to observe any covenant or agreement in the Insurance Agreement, the Agreement or certain other documents, (iv) a failure by either the Originator or the Mortgage Loan Seller to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the Originator or the Mortgage Loan Seller, and (v) the occurrence of an Event of

Default by the Master Servicer under the Agreement or by the Originator or the Mortgage Loan Seller under certain other documents.

Monthly Advances

        Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee Rate, that were due during the related Due Period on the Mortgage Loans, other than Balloon Payments, and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "Monthly Advance").

        Monthly Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Monthly Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

        All Monthly Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any Mortgage Loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event the Master Servicer fails in its obligation to make any such advance, the Trustee will be obligated to make any such advance, to the extent required in the Agreement.

Allocation of Losses; Subordination

        The Policy will cover all Realized Losses allocated to the Class A Certificates. Notwithstanding the foregoing, if payments are not made as required under the Policy, Realized Losses will be allocable to the Class A Certificates.

        With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired on behalf of the Certificateholders by deed-in-lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for Monthly Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses are referred to herein as "Realized Losses."

        Any Realized Losses on the Mortgage Loans other than Excess Special Hazard Losses, Excess Bankruptcy Losses and Excess Fraud Losses on the Mortgage Loans will be allocated on any Distribution Date, (i) first to the Net Monthly Excess Cashflow, (ii) second, in reduction of the overcollateralization, if any, until the principal balance of the Mortgage Loans equals the Certificate Principal Balance and (iii) third, to the Class A Certificates.

        Excess Special Hazard Losses, Excess Bankruptcy Losses and Excess Fraud Losses will be allocated on any Distribution Date among the Class A Certificates and the overcollateralization on a pro rata basis.

        Any allocation of a Realized Loss to the Class A Certificates will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred.

        The aggregate amount of Realized Losses which may be allocated to the Subordinated Certificates in connection with Special Hazard Losses on the Mortgage Loans (the "Special Hazard Amount") shall initially be equal to approximately $2,558,740. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal the amount set forth in the preceding sentence less the sum of (A) any amounts allocated solely to the Subordinated Certificates in respect of related Special Hazard Losses and (B) the related Adjustment Amount. The Adjustment Amounts will be as calculated pursuant to the terms of the Agreement.

        The aggregate amount of Realized Losses which may be allocated to the Subordinated Certificates in connection with Fraud Losses on the Mortgage Loans (the "Fraud Loss Amount") shall initially be equal to approximately $3,066,000. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to 3% of the aggregate principal balance of all of the related Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated to the Subordinated Certificates in respect of related Fraud Losses on such Mortgage Loans up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the related Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2% of the aggregate principal balance of all of the related Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated to the Subordinated Certificates in respect of Fraud Losses on such Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the related Fraud Loss Amount as of the most recent anniversary of the Cut-off Date, and (b) 1% of the aggregate principal balance of all of the related Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated to the Subordinated Certificates in respect of Fraud Losses on such Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the each Fraud Loss Amount shall be zero.

        The aggregate amount of Realized Losses which may be allocated to the Subordinated Certificates in connection with Bankruptcy Losses on the Mortgage Loans (the "Bankruptcy Amount") will initially be equal to approximately $100,000. As of any date of determination, the Bankruptcy Amount shall equal the approximate amount set forth in the preceding sentence less the sum of any amounts allocated to the Subordinated Certificates in respect of Bankruptcy Losses on the Mortgage Loans up to such date of determination.

        A "Special Hazard Loss" is a loss incurred in respect of any defaulted Mortgage Loan as a result of direct physical loss or damage to the Mortgaged Property (except as a result of the exclusions described below), which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the Master Servicer is required to cause to be maintained on each Mortgage Loan. See "Description of Primary Insurance Policies -- Primary Hazard Insurance Policies" in the Prospectus.

        Special Hazard Losses will not include any loss (an "Extraordinary Loss") resulting from:

                  (i) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril insured against;

                  (ii) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

                  (iii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war;

                  (iv) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade;

                  (v) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

                  (vi) smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

                  (vii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings;

                  (viii) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

        "Excess Special Hazard Losses" are Special Hazard Losses in excess of the Special Hazard Amount.

        A "Fraud Loss" is a loss incurred on a defaulted Mortgage Loan as to which there was intentional fraud, dishonesty or misrepresentation in the origination of such Mortgage Loan.

        "Excess Fraud Losses" are Fraud Losses in excess of the Fraud Loss
Amount.

        A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

        "Excess Bankruptcy Losses" are Bankruptcy Losses in excess of the Bankruptcy Amount.

                         POOLING AND SERVICING AGREEMENT

General

        The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of initial issuance of the Certificates. The Trust Fund created under the Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Mortgage Loan Seller. Reference is made to the

Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Agreement and the Class A Certificates. The Class A Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, New York, New York 10281.

Assignment of the Mortgage Loans

        The Depositor will deliver to the Trustee with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the Mortgage Loan, or, if such original Note cannot be located, a photocopy thereof together with a lost Note affidavit duly executed by an authorized officer of the Mortgage Loan Seller, (ii) the original mortgage with evidence of recording indicated thereon and (iii) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the Mortgage Loan. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records.

The Master Servicer

        The information set forth in the following paragraphs has been provided by the Master Servicer. None of the Depositor, the Trustee, the Underwriter, the Certificate Insurer or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

        Ocwen Federal Bank FSB, a federally-chartered savings bank, with its home office in Fort Lee, New Jersey and its servicing operations and corporate offices in West Palm Beach, Florida, will serve as the Master Servicer for the Mortgage Loans pursuant to the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"). The Master Servicer is a wholly-owned subsidiary of Ocwen Financial Corporation, a public financial services holding company. At June 30, 1997, the Master Servicer had approximately $2.611 billion in assets, approximately $2.359 billion in liabilities and approximately $253 million in equity. At June 30, 1997, the Master Servicer's tangible and leveraged capital ratio was approximately 9.40% and its risk-based capital ratio was approximately 13.81%. For the six months ended June 30, 1997, the Master Servicer's income from continuing operations was approximately $41 million. For the calendar quarter ended June 30, 1997, the Master Servicer's income from continuing operations was approximately $22 million.

        The major business of the Master Servicer has been the resolution of nonperforming single-family, multi-family and commercial mortgage loan portfolios acquired from the Resolution Trust Corporation, from private investors, and most recently, from the United States Department of Housing and Urban Development ("HUD") through HUD's auction of defaulted FHA Loans. The Master Servicer is a market leader in the nonperforming mortgage loan acquisition business, having acquired in excess of $4.2 billion of such mortgage loans over the past six years.

        The following table sets forth, for the non-conforming credit mortgage loan ("BCD Mortgage Loan") servicing portfolio serviced by the Master Servicer as of December 31, 1996, and as of June 30, 1997, certain information relating to the delinquency experience (including loans in foreclosure included in the Master Servicer's servicing portfolio (which portfolio does not include mortgage loans that are subserved by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The information contained in the monthly remittance reports which will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the table below.

                         Delinquencies and Foreclosures
                             (Dollars in Thousands)


                                              As of                                    As of
                                        December 31, 1996                          June 30, 1997
                             ----------------------------------------  ---------------------------------------
                                                               Percent                         Percent   Percent
                                                    Percent       By                  By        By No.     By
                              By No.    By Dollar    By No.     Dollar    By No.    Dollar       of      Dollar
                             of Loans    Amount     of Loans    Amount   of Loans   Amount      Loans    Amount
                             ---------  ---------   --------   -------   --------   ------    -------    ------
Total Portfolio..............  2834     $305,085     100.00%    100.00%   3.903    $424,370     100%      100%
Period of Delinquency:
      30-59 Days.............   107       10,554       3.78%      3.46%      96       9,801    2.46%      2.31%
      60-89 Days.............    38        4,321       1.34%      1.42%      47       5,204    1.20%      1.23%
      90 days or more........   138       17,969       4.87%      5.89%     191      24,538    4.89%      5.78%
Total Delinquent Loans.......   283       32,844       9.99%     10.77%     334      39,543    8.56%      9.32%
Loans in Foreclosure(1)......   136       17,805       4.80%      5.84%     189      23,337    4.84%      5.50%

-------------------------

(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

        ------------------------------------


                The following tables set forth, for the BCD Mortgage Loan servicing portfolio derived from the Mortgage Loan Seller as of December 31, 1996, and as of June 30, 1997, certain information relating to the foreclosure experience of BCD Mortgage Loans included in the Mortgage Loan Seller's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others) at the end of the indicated periods.


                                Real Estate Owned
                             (Dollars in Thousands)

                                     As of                     As of
                               December 31, 1996           June 30, 1997
                            -------------------------   ------------------------
                                 By No.         By         By No.         By
                                  of          Dollar         of         Dollar
                                 Loans        Amount       Loans        Amount
                                 -----        ------       -----        ------
Total Portfolio............       2,834     $305,085      3,903       $424,370
Foreclosed Loans(1)........        34         3,329        38           4,763
Foreclosed Ratio(2)........       1.20%       1.09%       0.97%         1.12%

------------------------

(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by the Mortgage Loan Seller.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.



                           Loan Gain/(Loss) Experience
                             (Dollars in Thousands)

                                                                                                   As of
                                          As of December 31, 1995    As of December 31, 1996    June 30, 1997
                                          -----------------------    -----------------------    -------------
Total Portfolio(1)....................         $194,717                     $305,085               $424,370
Net Gains/(Losses)(2).................            --                            24                   (440)

Net Gains/(Losses) as a Percentage of
Total Portfolio(3)....................           0.00%                         0.01%                -0.10%

------------------------

(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or losses on liquidated properties are calculated as net sales proceeds less book value (exclusive of loan purchase premium or discount). Shortfall payoffs are calculated as the difference between principal payoff amount and unpaid principal at the time of payoff.

        It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the Mortgage Loan Seller's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Mortgage Loan Seller's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. The Mortgage Loan Seller commenced receiving applications for mortgage loans under its BCD Mortgage Loan program in December 1994. Accordingly, the Mortgage Loan Seller (whether as an originator or acquirer of mortgage loans or as a servicer of such mortgage loans) does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Mortgage Loan Seller. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

The Trustee

        Texas Commerce Bank National Association, a national banking association organized and existing under the laws of the United States, will be named Trustee pursuant to the Pooling and Servicing Agreement. The Trustee will initially serve as custodian for the Files.

        The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to accrued interest at the Trustee Fee Rate specified in the Agreement. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (i) resulting from the Master Servicer's actions or omissions in connection with the Agreement and the Mortgage Loans, (ii) that constitutes a specific liability of Trustee under the Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Agreement.

Servicing and Other Compensation and Payment of Expenses

        The principal compensation to be paid to the Master Servicer in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of 0.50% per annum with respect to each Mortgage Loan on the Scheduled Principal Balance of each Mortgage Loan. As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Master Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date (payments made by the Master Servicer in satisfaction of such obligation, "Compensating Interest") to the extent of one-half of its aggregate servicing compensation for such Distribution Date described in the preceding two sentences. The Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement and is entitled to reimbursement therefor as provided in the Agreement. See "Description of the Certificates - Retained Interest; Servicing Compensation and Payment of Expenses" in the



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

Prospectus for information regarding expenses payable by the Master Servicer and "Certain Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer.

Voting Rights

        With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Class A Certificates and of the Subordinated Certificates shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such class then outstanding and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans then outstanding. The Voting Rights allocated to each class of Certificates shall be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Balance of such Certificates. Unless an Insurer Default exists, the Insurer will be entitled to exercise certain voting and other rights of the holders of the Class A Certificates. See " -- Certain Matters Regarding the Insurer" herein.

Certain Matters Regarding the Insurer

        Under the Agreement, on each Distribution Date, the Trustee is required to pay to the Insurer a premium with respect to the Policy (the "Insurance Premium Rate").

        Pursuant to the terms of the Agreement, unless there exists a continuance of any failure by the Insurer to make a required payment under the Policy or there exists a proceeding in bankruptcy by or against the Insurer (either such condition, an "Insurer Default"), the Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates, without the consent of such holders, and the holders of the Class A Certificates may exercise such rights only with the prior written consent of the Insurer: (i) the right to direct the Trustee to terminate the rights and obligations of the Master Servicer under the Agreement in the event of a default by the Master Servicer; (ii) the right to consent to or direct any waivers of defaults by the Master Servicer; (iii) the right to remove the Trustee pursuant to the Agreement; and (iv) the right to institute proceedings against the Master Servicer in the event of default by the Master Servicer and refusal of the Trustee to institute such proceedings. In addition, unless an Insurer Default exists, the Insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the Class A Certificates, and, unless an Insurer Default exists, the Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee, (ii) the appointment of any successor Trustee or Master Servicer or (iii) any amendment to the Agreement.

Termination

        The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in "Description of the Certificates,Termination" in the Prospectus. The majority holder of the Residual Certificates (or if such holder does not exercise such option, the Master Servicer or the Insurer) will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Certificates on any Distribution Date following the Collection Period during which the aggregate principal balance of the Mortgage Loans and such properties at the time of purchase is 10% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the majority holder of the Residual Certificates or the Master Servicer or the Insurer exercises such option, the purchase price payable in connection therewith generally will be equal to par plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed, together with any amounts due to the Master Servicer for servicing compensation at the related Servicing Fee Rate. In the event the holder of the Residual Certificates or the Master Servicer or the Insurer exercises such option, the portion of the purchase price allocable to the Class A Certificates will be, to the extent of available funds (including funds paid under the Policy), (i) 100% of the then outstanding Certificate Principal Balance thereof, plus (ii) one month's




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interest on the then outstanding Certificate Principal Balance thereof at the then applicable Pass-Through Rate, plus (iii) any previously accrued but unpaid interest thereon. No such termination shall be permitted without the prior written consent of the Insurer if it would result in a draw under the Policy. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "Description of the Certificates,Termination" in the Prospectus.

                                  THE INSURER

        The following information has been supplied by Financial Security Assurance Inc. (the "Insurer") for inclusion in this Prospectus Supplement. No representation is made by the Depositor or the Underwriter as to the accuracy and completeness of such information.

General

        The Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

        The Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities,thereby enhancing the credit rating of those securities,in consideration for the payment of a premium to the insurer. The Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Insurer insures both newly-issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Insurer's underwriting criteria.

        The Insurer is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange Listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., U S West Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of the Insurer or any claim under any insurance policy issued by the Insurer or to make any additional contribution to the capital of the Insurer.

        The principal executive offices of the Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is
(212) 826-0100.

Reinsurance

        Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Insurer's obligations under any financial guaranty insurance policy.



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

Ratings of Claims-Paying Ability

        The Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by each of Standard & Poor's, Fitch Investors Service, L.P., Nippon Investors Service, Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings."

Capitalization

        The following table sets forth the capitalization of the Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of June 30, 1997 (in thousands):


                                                         June 30,
                                                           1997
                                                        (unaudited)
                                                      ------------
Deferred Premium Revenue (net of prepaid
     reinsurance premiums).....................          $401,251
                                                       ----------
Shareholder's Equity:
     Common Stock..............................            15,000
     Additional Paid-In Capital................           650,370
     Unrealized Gain on Investments (net of
     deferred income taxes)....................
     Accumulated Earnings......................           183,963
                                                       ----------
Total Shareholder's Equity.....................           861,209
Total Deferred Premium Revenue and
Shareholder's Equity...........................        $1,262,460
                                                       ==========



        For further information concerning the Insurer, see the Consolidated Financial Statements of the Insurer and its subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by the Insurer are available upon request to the State of New York Insurance Department.

Incorporation of Certain Documents by Reference

        In addition to the documents described under "Incorporation of Certain Information by Reference" in the Prospectus, the consolidated financial statements of the Insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement, which together with the Prospectus, forms a part of the Depositor's Registration Statement: (a) the Annual Report on Form 10-K for the year ended December 31, 1996 and (b) the Quarterly Report on Form 10-Q for the period ended June 30, 1997.

        All financial statements of the Insurer and subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.


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

        The Depositor will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to the Secretary, Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, New York, New York 10281.

Insurance Regulation

        The Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     Elections will be made to treat the assets of the Trust Fund, exclusive of the rights under Interest Rate Cap Agreement and payments received thereunder, as three separate real estate mortgage investment conduits ("REMICs") for federal income tax purposes, which shall be identified as the Master REMIC, the First Tier REMIC and the Second Tier REMIC. The Class A Certificates and Class X Certificates will represent beneficial ownership interests in the Class A and Class X "regular interests" in the Master REMIC (such regular interests individually, the "Class A Regular Interest" or the "Class X Regular Interest," as applicable, and collectively, the "Master REMIC Regular Interests"), and the Class A Certificates will, in addition, represent beneficial interests in the right to receive payments under the Interest Rate Cap Agreement. The Class R-1 Certificates will be designated as the sole class of "residual interest" in the Master REMIC, the Class R-2 Certificates will be designated as the sole class of "residual interest" in the First Tier REMIC, and the Class R-3 Certificates will be designated as the sole class of "residual interest" in the Second Tier REMIC, and the Class R-1, Class R-2 and Class R-2 Certificates will be Residual Certificates of the Master REMIC, the First Tier REMIC and the Second Tier REMIC, respectively, as described in the Prospectus. Upon the issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each of the Master REMIC, the First Tier REMIC and the Second Tier REMIC will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"). In addition, in the opinion of Brown & Wood LLP, the Class A Certificateholders will be treated as holding their interests in the Interest Rate Cap Agreement through a grantor trust under Subpart E, Part 1 of Subchapter J, Chapter 1 of the Code. The rights under the Interest Rate Cap Agreement will be an "outside reserve fund" beneficially owned by the Depositor for federal income tax purposes.

Taxation of Regular Interests

        A Class A Certificateholder generally will be treated for federal income tax purposes as having purchased an undivided interest in the corresponding Class A Regular Interests for an amount equal to such Class A Certificateholder's purchase price for the Certificate and as having acquired proportionate rights under the Interest Rate Cap Agreement. For purposes of tax information reporting, it is anticipated that the Trustee will assume that such



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

purchase price is wholly allocable to such Class A Certificateholder's undivided interest in the Class A Regular Interests. However, no assurance can be given that the IRS will not take a contrary position, which, if sustained, may require inclusion of income attributable to original issue discount by such Class A Certificateholder and have other tax consequences. See "Taxation of Interest Rate Cap Agreement" below.

        Upon the sale, exchange, redemption or retirement of a Class A Certificate by a Class A Certificateholder, the amount realized must be allocated between the undivided interest in the Class A Regular Interests and the proportionate rights under the Interest Rate Cap Agreement represented by such Class A Certificate, based on the interests' relative fair market values at the time of the disposition. The selling Class A Certificateholder will be required to recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement allocable to the Certificate's proportionate interest in the Class A Regular Interests and such selling Class A Certificateholder's adjusted basis therein. Except as provided below, any such gain or loss will be capital gain or loss, provided that the Class A Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Section 1221 of the Code. The Taxpayer Relief Act of 1997 (the "1997 Act") has changed the tax rates and holding periods applicable to net capital gains of noncorporate taxpayers. In general, under applicable provisions of the 1997 Act, which are generally effective for capital gains realized after July 28, 1997, the maximum tax rate applicable to net capital gains of noncorporate taxpayers realized upon the sale of securities held for 18 months or more is 20 percent, and the maximum tax rate on net capital gains of noncorporate taxpayers realized upon the sale of securities for more than one year and for not more than 18 months is 28 percent. The 1997 Act does not affect the taxation of a corporation's capital gains. Because the tax rates and applicable holding periods will vary depending upon each Certificateholder's own circumstances, investors should consult their own tax advisors concerning the effect of these 1997 Act changes. Gain from the sale or other disposition of an interest in a Class A Regular Interest associated with a Class A Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Class A Regular Interest had income accrued thereon at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the related Class A Certificate, over (ii) the amount actually includible in such holder's income. The portion of the amount realized on a sale, redemption or retirement of a Class A Certificate that is allocable to such Certificate's proportionate rights under the Interest Rate Cap Agreement, if any, will be treated as a termination payment (as described below under " -- Taxation of Interest Rate Cap Agreement").

        The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Class A Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Class A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

        It appears that a reasonable method of reporting original issue discount with respect to the Class A Certificates if such Certificates are required to be treated as issued with original issue discount generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable Index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable Index in any period from its assumed value as a current adjustment to original issue discount with respect




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to such period. See "Certain Federal Income Tax Consequences -- REMICs
-- Taxation of Owners of REMIC Regular Certificates,Original Issue Discount" in the Prospectus.

        The Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Class A Certificate will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of the Class A Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences,REMICs,Taxation of Owners of REMIC Regular Certificates -- Premium" in the Prospectus.

Status of Class A Certificates

        The Class A Regular Interests will be treated as assets described in
Section 7701(a)(19)(C) of the Code and as "real estate assets, under Section 856(c)(5)(A) of the Code, generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Class A Regular Interests will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that the Class A Regular Interests are treated as "real estate assets" under
Section 856(c)(5)(A) of the Code. Investors are cautioned that since the Class A Certificates comprise rights in addition to the rights under the Class A Regular Interests, the Class A Certificates will not in their entirety constitute assets described in section 7701(a)(19) of the Code or real estate assets described in
Section 856(c)(5)(A) of the Code, and income earned on the Class A Regular Certificates will qualify as "interest on obligations secured by mortgages on real property" under section 856(c)(3)(B) of the Code only to the extent that the income reflects the income so qualifying earned by the Class A Regular Interests. The Class A Certificates will not be treated as "qualified mortgages" under Section 860G(a)(3) of the Code and are not appropriate investments for other REMICs. See "Certain Federal Income Tax Consequences, Characterization of Investments in REMIC Certificates" in the Prospectus.

Taxation of Interest Rate Cap Agreement

        General. Class A Certificateholders will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights under the Interest Rate Cap Agreement on the date it purchases its Certificate. The IRS has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

        Cap Premium. In general, the Class A Certificateholders must allocate the price they pay for the Class A Certificates between their REMIC interests and the Interest Rate Cap Agreement. For purposes of tax information reporting, it is anticipated that the Trustee will assume that all of the purchase price for the Class A Certificates will be wholly allocable to such Certificates' proportionate interest in the corresponding Class A Regular Interests. However, if rights under the Interest Rate Cap Agreement are determined to have a value on the Start-Up Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium"). In this event, a Class A Certificateholder will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Interest Rate Cap Agreement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Class A Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium will be treated in part as a loan under the Swap Regulations.

        Periodic Payments. Under the Swap Regulations, (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Interest Rate Cap Agreements must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with




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respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

        Termination Payments. Any amount of proceeds from the sale, redemption or retirement of a Class A Certificate that is considered to be allocated to rights under the Interest Rate Cap Agreement would be considered a "termination payment" under the Swap Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

        A Certificateholder will have gain or loss from termination of the Interest Rate Cap Agreement based on the difference between any termination payment it receives or is deemed to have received and the unamortized portion of any Cap Premium paid (or deemed paid) by such Class A Certificateholder.

        Gain or loss realized upon the termination of the Interest Rate Cap Agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Prohibited Transactions

        It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (ii) the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to holders of the Class A Certificates. See "Description of the Certificates,General" and "Certain Federal Income Tax Consequences,REMICs,Prohibited Transactions Tax and Other Taxes" in the Prospectus.

Information Returns

        The responsibility for filing annual federal information returns and other reports will be borne by the Trustee or the Master Servicer. See "Certain Federal Income Tax Consequences,REMICs,Reporting and Other Administrative

Matters" in the Prospectus.

        For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences,REMICs" in the Prospectus.

                             METHOD OF DISTRIBUTION

        Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Class A Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor, upon issuance. Distribution of the Class A Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the Certificates will be 99.71% of the initial aggregate principal balance thereof as of the Cut-off Date, before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Class A Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

        Until the distribution of the Class A Certificates is complete, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Class A Certificates. As an





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exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Class A Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Certificates.

        Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        An affiliate of the Underwriter and the Depositor has significant contractual relations with affiliates of the Mortgage Loan Seller and with the Master Servicer providing for the periodic financing of mortgage loans and other assets.

        The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

                                SECONDARY MARKET

        There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates -- Reports to Certificateholders", which will include information as to the outstanding principal balance of the Class A Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                 LEGAL OPINIONS

        Certain legal matters relating to the Class A Certificates will be passed upon for the Depositor by Morrison & Foerster LLP, New York, New York and for the Underwriter by Brown & Wood LLP, New York, New York. Certain federal income tax matters discussed under "Certain Federal Income Tax Consequences" will be passed upon by Brown & Wood LLP, New York, New York, special tax counsel to the Depositor.

                                    EXPERTS

                The consolidated balance sheets of Financial Security Assurance, Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1996 incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

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                                    RATINGS

        It is a condition to the issuance of the Certificates that the Class A Certificates be rated "AAA" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

        The ratings of Moody's and Standard & Poor's assigned to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings assigned by Moody's and Standard & Poor's on the Class A Certificates are based in part upon the Insurer's claims paying ability. Any change in the ratings of the Insurer by Standard & Poor's and Moody's may result in a change in the ratings on the Class A Certificates. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Class A Certificates.

        The Depositor has not requested that any rating agency rate the Class A Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates as stated above.

                                LEGAL INVESTMENT

                The Class A Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by the Rating Agency, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provided the states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

        The Depositor makes no representations as to the proper characterization of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class A Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Class A Certificates constitute a legal investment under SMMEA or is subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

        A fiduciary of any employee benefit plan or other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

        The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), on May 24, 1990 to the Underwriter, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to the Class A Certificates.

        The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Class A Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Class A Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Class A Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, the Class A Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Master Servicer, each sub-servicer and any mortgagor with respect to the Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Class A Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        Because the Class A Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A Certificates that they be rated not lower than "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). A fiduciary of a Plan contemplating purchasing a Class A Certificate in the secondary market must make its own determination that at the time of such acquisition, the Class A Certificates continue to satisfy the third general condition set forth above. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a

Plan contemplating purchasing a Class A Certificate must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to such Class A Certificate.

        Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any prohibited transaction exemptions, in particular, Prohibited Transaction Class Exemption 83-1. See "ERISA Considerations" in the Prospectus.

        Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                         INDEX OF PRINCIPAL DEFINITIONS


1

1997 Act...................................................15, 66
A

Adjustable Rate Mortgage Loans.......................2, 4, 20, 45
Adjusted WAC Rate...........................................7, 49
Adjustment Date.............................................6, 26
Aggregate Expense Rate......................................7, 49
aggregate risks................................................65
Agreement....................................................2, 4
Available Distribution Amount..................................52

B

Balloon Mortgage Loan..........................................21
Balloon Payment................................................21
Bankruptcy Amount..............................................57
Bankruptcy Loss................................................58
Basis Risk Shortfall........................................7, 49
BCD Mortgage Loan..............................................59
business day...............................................50, 55

C

Cap Premium....................................................68
capital asset..............................................15, 66
CEDE...........................................................46
CEDEL.......................................................6, 46
CEDEL Participants.............................................48
Certificate Insurer.............................................1
Certificate Owners.............................................47
Certificateholder..............................................47
Certificates.................................................1, 4
Class A Certificates.....................................1, 4, 45
Class A Regular Interest...................................13, 65
Class R Certificates............................................4
Class X Certificates.....................................1, 4, 45
Class X Regular Interest...................................13, 65
Clearing Agency............................................46, 47
clearing corporation...........................................47
Code.......................................................14, 66
Collection Period...............................................8
Compensating Interest..........................................62
Cooperative....................................................48
CPR............................................................42
Cut-off Date.............................................2, 4, 20

D

Debt Ratio.....................................................36
Debt Service Reduction.........................................58
Deficient Valuation............................................58
Delayed First Adjustment Mortgage Loan......................6, 21
Depositaries................................................7, 46
Depositary.....................................................46
Distribution Date...............................................1
DTC..........................................................2, 6
Due Date.......................................................21
Due Period......................................................9

E

ERISA......................................................16, 71
Euroclear...................................................7, 46
Euroclear Operator.............................................48
Euroclear Participants.........................................48
event of default...............................................56
Excess Bankruptcy Losses.......................................58
Excess Fraud Losses............................................58
Excess Special Hazard Losses...................................58
Excess Subordinated Amount.....................................53
Exemption......................................................71

F

Fixed  Rate Mortgage Loans......................................2
Fixed Rate Mortgage Loans...............................4, 20, 45
Fraud Loss.....................................................58
Fraud Loss Amount..............................................57

G

Gross Margin................................................6, 26

H

Holdings.......................................................63
HUD............................................................59

I

Index.......................................................2, 20
Indirect Participants..........................................47
Insurance Agreement............................................55
Insurance Premium Rate.........................................62
Insured Payment................................................10
Insured Payments...............................................54
Insurer....................................................10, 63
Insurer Default................................................62
Interest Determination Date....................................50
Interest Distribution Amount....................................8
interest on obligations secured by mortgages on real property..14
Interest Rate Cap Agreements...................................67
IRS............................................................66

L

LIBO...........................................................50

M

Master REMIC....................................................2
Master REMIC Regular Interests.............................13, 65
Master Servicer............................................21, 59
Maximum Class A  Pass-Through Rate..........................8, 50
Maximum Mortgage Rate..........................................26
Minimum Mortgage Rate..........................................26
Modeling Assumptions...........................................43
Monthly Advance................................................56
Monthly Advances...............................................11
Moody's.................................................2, 70, 72
Mortgage Loan Seller............................................2
Mortgage Loans...........................................2, 4, 45
Mortgage Pool............................................2, 4, 45
Mortgage Rates..................................................5
mortgage related securities....................................71
Mortgaged Properties........................................5, 20

N

Net Monthly Excess Cashflow....................................52

O

OID Regulations................................................66
One-Month LIBOR................................................50
Order..........................................................54
Originator..................................................2, 35
outside reserve fund.......................................14, 66

P

Participants...................................................47
Periodic Rate Cap..............................................26
Plan...........................................................71
Policy......................................................1, 10
Prepayment Assumption..........................................42
Prepayment Interest Shortfalls.................................40
Prepayment Period...............................................9
Principal Distribution Amount..................................51

Q

qualified mortgages............................................14
Qualifying Rate................................................37

R

real estate assets.............................................14
Realized Losses................................................56
Receipt........................................................55
Received.......................................................55
Reference Banks................................................50
regular interests..........................................13, 65
Relief Act.....................................................40
REMIC...........................................................2
REMICs.....................................................13, 65
Required Subordinated Amount...................................53
Reserve Interest Rate..........................................51
Residual Certificates....................................1, 4, 45
residual interest..........................................65, 66
Restricted Group...............................................71
Reuter Screen LIBO Page........................................50
Riegle Act.....................................................19
rolling 30-day period..........................................37

S

single risks...................................................65
SMMEA......................................................16, 71
Special Hazard Amount..........................................57
Special Hazard Loss............................................57
Standard & Poor's.......................................2, 70, 72
step down......................................................53 step up........................................................53
Subordinated Amount............................................53
Subordinated Certificates......................................45
Subordination Increase Amount..................................53
Subordination Reduction Amount.................................54
Subsidiary REMIC................................................2
Swap Regulations...............................................67

T

Term of the Policy.............................................55
termination payment............................................68
Terms and Conditions...........................................48
Trust Fund...............................................2, 4, 45

U

Underwriter....................................................71
Unpaid Basis Risk Shortfall.................................8, 49

_____________________________________      _____________________________________

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                           PAGE
                                                                                                                           ----
                                                     PROSPECTUS SUPPLEMENT
Summary of Prospectus Supplement........................................................................................    S-4
Risk Factors............................................................................................................   S-17
The Mortgage Pool.......................................................................................................   S-20
Yield on the Certificates...............................................................................................   S-40
Description of the Certificates.........................................................................................   S-45
Pooling and Servicing Agreement.........................................................................................   S-58
The Insurer.............................................................................................................   S-63
Certain Federal Income Tax Consequences.................................................................................   S-65
Method of Distribution..................................................................................................   S-68
Secondary Market........................................................................................................   S-69
Legal Opinions..........................................................................................................   S-69
Experts.................................................................................................................   S-69
Ratings.................................................................................................................   S-70
Legal Investment........................................................................................................   S-70
ERISA Considerations....................................................................................................   S-71
                                                          PROSPECTUS
Summary of Prospectus...................................................................................................      5
Special Considerations..................................................................................................     13
Description of the Trust Funds..........................................................................................     19
Use of Proceeds.........................................................................................................     25
Yield Considerations....................................................................................................     25
The Depositor...........................................................................................................     29
Description of the Securities...........................................................................................     30
Description of the Agreements...........................................................................................     38
Description of Credit Support...........................................................................................     57
Certain Legal Aspects of Mortgage Loans.................................................................................     59
Certain Legal Aspects of the Contracts..................................................................................     69
Certain Federal Income Tax Consequences.................................................................................     73
State Tax Considerations................................................................................................    105
Erisa Considerations....................................................................................................    105
Legal Investment........................................................................................................    107
Plan of Distribution....................................................................................................    109
Legal Matters...........................................................................................................    110
Financial Information...................................................................................................    110
Rating..................................................................................................................    110
Index of Principal Definitions..........................................................................................    111

                            ------------------------
     UNTIL DECEMBER 10, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTION.


                                  $102,200,847

                              OCWEN MORTGAGE LOAN
                           ASSET BACKED CERTIFICATES,
                                SERIES 1997-OFS2

                             MERRILL LYNCH MORTGAGE
                                INVESTORS, INC.
                                   DEPOSITOR

                                   LMAC, INC.
                              MORTGAGE LOAN SELLER

                             OCWEN FEDERAL BANK FSB
                                MASTER SERVICER

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                              MERRILL LYNCH & CO.

                            DATED SEPTEMBER 11, 1997

_____________________________________      _____________________________________